As filed with the Securities and Exchange Commission on ______ ___, 2006

                         Reg. No. ______________

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               FORM SB-2
                         REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933



                             Med Gen, Inc.
             ----------------------------------------------
             (Name of Small Business Issuer in its Charter)

       Nevada                       5122                      65-0703559
------------------------   -------------------------     -------------------
(State of Incorporation)      (Primary Standard           (I.R.S. Employer
                           Industrial Classification     Identification No.)
                                Code Number)



                  7284 W. Palmetto Park Road, Suite 207
                       Boca Raton, Florida 33433
                            (561) 750-1100
       ------------------------------------------------------------
       (Address and telephone number of principal executive offices and principal place of business)

                             Paul Mitchell
                              President
                             Med Gen, Inc.
                 7284 W. Palmetto Park Road, Suite 207
                        Boca Raton, Florida 33433

                             (561)750-1100
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                Copy to:

                         Stewart A. Merkin, Esq.
                  Law Office of Stewart A. Merkin, P.A.
                     444 Brickell Avenue, Suite 300
                          Miami, Florida 33131
                            (305) 357-5556


Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
Title of each class                       Proposed            Proposed
of securities to be    Shares to be        maximum        maximum aggregate      Amount of
   registered          registered      offering price   offering price(1)(2)  registration fee
-----------------------------------------------------------------------------------------------
Common Stock Selling
  Shareholders (3)   165,000,000 Shares     $0.01         $1,650,000             $151.80

Common Stock(4)      135,000,000 Shares     $0.01         $1,350,000             $124.20


(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the market price of the common stock of our Company on August 7th, 2006.

(2) Includes shares of our common stock,$0.001 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and anti-dilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(3)165,000,000 shares being offered by this prospectus will be outstanding upon the effectiveness of this prospectus of which 15,000,000 shares are being offered for resale by selling stockholders and 150,000,000 shares are Management shares that are subject to a pledge agreement with the lender which cannot be sold until the entire amount of debt owed to the lender is fully repaid. Furthermore these shares will only be issued to Management upon the effective registration of this Prospectus. Such number of shares may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(4) Includes a good faith estimate of shares underlying secured convertible notes to account for market fluctuations.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We shall not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS

                             MED GEN, INC.

                 300,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 300,000,000 shares of our common stock, including up to 135,000,000 shares of common stock underlying callable secured convertible notes in a principal amount of $1,350,000. The callable secured convertible notes are convertible into our common stock at 40% of the lessor of $.04 and the average of the lowest intra day trading prices during the 20 trading days immediately prior to conversion.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

As of August 7th, 2006, our common stock was being traded on the NASDAQ Bulletin Board under the symbol "MGEN"; the closing bid and asked price respectively of our common stock as reported on the Bulletin Board was $0.011 and $0.012. These stock prices may not reflect actual transactions.

You should understand the risks associated with investing in our common stock. Before making an investment, read the "Risk Factors" which is on page 2.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


            Subject to completion, dated ___________, 2006

                           Med Gen, Inc.
    7284 W. Palmetto Park Road, Suite 207 Boca Raton, FL 33433
                          (561) 750-1100

                        TABLE OF CONTENTS

                                                                  Page

Risk Factors.....................................................  2

Use of Proceeds..................................................  10

Market Price of Common Stock and Other Shareholder Matters.......  10

Management's Discussion and Analysis or Plan of Operation........  15

Business of our Company..........................................  19

Management and Executive Compensation............................  26

Terms of Secured Convertible Notes and Warrants .................  30

Security Ownership of Certain Beneficial Owners and
  Management.....................................................  32

Selling Stockholders.............................................  33

Plan of Distribution.............................................  35

Description of Securities........................................  37

Disclosure of SEC Position on Indemnification for
  Liabilities under the Securities Act of 1933...................  38

Interests of Named Experts and Counsel...........................  39

Legal Matters....................................................  39

Where You Can Find More Information..............................  39

Financial Statements.............................................F-1 - F-32

Exhibits.........................................................  40

                          RISK FACTORS

In addition to the other information included in this prospectus, you should be aware of the following risk factors in connection with our business and ownership of our shares. Any investment in the shares offered hereby will involve a high degree of risk and may result in loss of the entire amount invested. Prospective investors should carefully consider the risks of an investment in any speculative business and the risks and the speculative factors inherent to and affecting our business described below and throughout this prospectus.

Risk Related to the Securities Markets and Ownership of our Stock
-----------------------------------------------------------------

There is a limited trading market for our stock, which may cause our reported stock prices to be volatile and limit your ability to sell your shares.
-----------------------------------------------------------------------------

Our shares may trade at a limited volume, reported only on the OTC Bulletin Board, indefinitely. As a result, relatively small trades in our stock could have a disproportionate effect on our reported stock prices.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for shares of stock that are not designated for quotation on The NASDAQ National Stock Market or a national securities exchange. Trades in OTC Bulletin Board-listed shares will be displayed only if the trade is processed by an institution acting as a market maker for those shares. Although there are currently 17 institutions acting as market makers for our stock, these institutions are not obligated to continue making a market for any specific period of time. If there is no market maker for our stock and no trades in those shares are reported, it may be difficult for you to dispose of your shares or even to obtain accurate quotations as to the market price of your shares and the price of your shares may drop. Moreover, because the order handling rules adopted by the SEC that apply to NASDAQ-listed shares do not apply to OTC Bulletin Board-listed shares, no market maker is required to maintain an orderly market in our shares.

Accordingly, an order to sell our shares placed with a market maker may not be processed until a buyer for the shares is readily available, if at all, which may further limit your ability to sell your shares at prevailing market prices. Stocks of other companies like ours are often volatile and such volatility in the price of our shares could affect your ability to trade your shares.

The stock markets in general, and the markets for the stocks of over-the-counter "wellness" and pain care companies in particular, have experienced significant volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may harm the trading prices of our stock. Any of these factors could adversely affect the liquidity and trading price of our stock.

Because the price of our stock is less than $5.00 per share and as such, is classified as a "penny stock" under the federal securities laws, our stock will be subject to the requirements for penny stocks, which will likely make it difficult to sell your shares at a price higher than you paid for them.

The Securities Exchange Act of 1934 (the "Exchange Act") defines a penny stock as any equity security that is not traded on a national securities exchange or authorized for quotation on The NASDAQ National Market and that has a market price of less than $5.00 per share, with certain exceptions. Penny stocks are subject to Rule 15g under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such securities. In general, a broker-dealer, prior to a transaction in a penny stock, must deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, information about the commission payable to the broker-dealer and its salesperson in the transaction and monthly statements that disclose recent price information for each penny stock in the customer's account. Finally, prior to any transaction in a penny stock, the broker-dealer must make a special written suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. All of these requirements may restrict your ability to sell your shares and could limit the trading volume of our stock and adversely affect the price investors are willing to pay for our stock.

Our revenues and quarterly operating results may fluctuate, which may adversely affect the market price of our stock and could lead to Med Gen becoming the target of costly securities class action.
------------------------------------------------------------------------

Med Gen expects its revenues and operating results to fluctuate due to a number of factors, many of which are outside of its control. Therefore, you should not rely on period-to-period comparisons of results of operations as an indication of our future performance. Management does believe that the drop in its revenues in fiscal year 2005 contributed significantly to the drop in its stock price. It is possible that in some future periods our operating results may fall below the expectations of investors. In this event, the market prices of our stock would likely fall. Factors that may affect our quarterly operating results include:

- product introductions, new marketing initiatives, or increased sales by competitors;

- market conditions affecting the nutritional and pain care industries;

- the effect of favorable or adverse publicity about the over-the-counter "wellness" or pain care industries;

- demand for and consumer acceptance of our product offerings;

- changes in our pricing policies, or the pricing policies of its competitors, and general pricing trends in the market for over-the-counter "wellness" and pain care products;

- additions or departures of our key personnel;

- announcements by us or our competitors of the creation or termination of significant strategic partnerships, joint ventures, or acquisitions; and

- general economic conditions.

Insiders will have substantial voting control over our Company after the Offering and could delay or prevent our Company from engaging in a change of control transaction and you from selling your shares of our common stock at a premium to the shares' then current market value.
-----------------------------------------------------------------------------

Our executive officers, directors and five percent or greater stockholders, excluding those investors purchasing in this Offering, will beneficially own or control, directly or indirectly, approximately 175,387,365(including shares that were issued pursuant to the Settlement Agreement for which Mr. Kravitz retains voting rights) of the approximately 332,838,727 shares of our common stock that will then be outstanding after the Offering, which will represent a 52.69% voting interest. As a result, these stockholders will have the ability to significantly influence the voting results of all matters submitted to our Company stockholders for approval, including the election and removal of directors and the approval of any business combinations. You can read more about the ownership of our Company shares by its executive officers, directors and principal stockholders in the section entitled "Security Ownership of Management".

You may suffer dilution of your investment if our Company issues additional securities in price of your shares may drop significantly; our Company has in the past and may in the future issue securities to its executive officers and directors.
-----------------------------------------------------------------------------

Med Gen's stockholders will be dependent upon the judgment of the board of directors of our Company in connection with future issuance and sale of shares of our capital stock. Stockholders' equity interests will be diluted in the event of further issuances of our capital stock, in direct proportion to the number of shares subsequently issued in price of your shares may drop significantly. In fiscal year 2004, we issued 2,200,000 additional shares of stock, representing 8.1% of our outstanding shares, 2,000,000 shares of which were issued to management. In fiscal 2005 we issued 10,000,000 additional shares of stock to management. This prospectus includes 150,000,000 additional shares of common stock issued to management. Management does not know if the issuance of these shares had a direct impact on the price of our stock, but it is highly likely that it did.

Med Gen does not plan to issue dividends to its stockholders for the foreseeable future which may adversely affect the price of our stock.
---------------------------------------------------------------------

We have experienced significant losses from operations. For the years ended September 30, 2004 and 2005, we incurred net losses of $9,171,324 and $12,214,900 respectively. Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations, none of which may occur. Therefore, we have not and may never pay dividends. If we continue to pay no dividends, the price of our shares may continue to be adversely affected.

Our articles and bylaws and Nevada law contain provisions which could delay or prevent a change in control and could also limit the market price of your stock.
----------------------------------------------------------------------------

Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions:

- our articles authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of common stock; and

- our bylaws establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

Further, certain provisions of Nevada law make it more difficult for a third party to acquire our Company. Some of these provisions:

- establish a majority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

- impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

While management does not control a majority of our outstanding shares (35.1%), it does control a significant enough block of shares to veto a transaction that may be desired by nonaffiliated shareholders, which could serve to entrench current management in their respective positions with Med Gen. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Through this offering, we are registering a significant number of shares of common stock so that they are freely tradable, which, because of the dilutive effect, may have a depressing effect on the market price of our common stock.
-----------------------------------------------------------------------------

We are registering 300,000,000 shares of common stock in this offering, which represents an increase of approximately 174.44% over the number of shares which we had outstanding prior to this offering. Because of the dilutive effect on our book value, the registration of these shares of common stock may have a depressing effect on the market price of our common stock.

         Risks Relating To Our Current Financing Arrangement
         ---------------------------------------------------

There are a large number of shares underlying our callable secured convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.
----------------------------------------------------------------------------

As of August 7th, 2006, we had 167,838,727 shares of common stock issued and outstanding and callable secured convertible notes outstanding that may be converted into an estimated 67,678,239 shares of common stock at current market prices, and outstanding warrants to purchase 33,240,000 shares of our common stock. Additionally, we have an obligation to sell callable secured convertible notes that may be converted into an estimated 135,000,000 shares of common stock at current market prices. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our callable secured convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders, because our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless.
-----------------------------------------------------------------------------

The continuously adjustable conversion price feature of our secured convertible notes may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock. The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.
--------------------------------------------------------------------------

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the callable secured convertible notes and registered under this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. if the shares we have allocated are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the callable secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the callable secured convertible notes. Accordingly, we have allocated and registered 135,000,000 shares to cover the conversion of the callable secured convertible notes. In the event that our per share stock price decreases below $0.04, the shares of common stock we have allocated for conversion of the callable secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding callable secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. our failure to repay the callable secured convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

In March 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,540,000 principal amount of callable secured convertible notes. The callable secured convertible notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible notes, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                    Risks Related to our Company's Business
                    ---------------------------------------

We face significant competition, and many of our competitors are larger and have more resources than we have, which may have an adverse effect on the price of our shares.
---------------------------------------------------------------------------

The markets for over-the-counter anti-snoring, "wellness" and pain care products are highly competitive, with many companies, including well-established manufacturers and distributors, with greater financial resources and longer operating histories than we have.

Our primary competitors are CNS, Inc., Snore Stop, Inc. Green Company, Inc and Ayrs, Inc. The products produced by these companies are Breathe Right Spray[R], SnoreStop[R] and Ayrs Snore Spray. Our market share of Snorenz[R] is less than 1%, while Breathe Right[R] is 33%, SnoreStop[R] is 19% and Ayrs is 17%. While Snorenz[R] competes with them, it is now sold only by 2 of the major 100 national chains.

We began losing market share when in February, 2003, Breathe Right[R] was launched with a major advertising campaign on both national television and radio. In 2006, the Company stopped almost all marketing directly to domestic retail chains in favor of boosting its marketing efforts thru DRTV (Direct Response Television) and DTC (direct to consumer) programs and has undertaken a program of direct to consumer marketing via the internet. While the Company is allocating substantial marketing capital to building these programs, there can be no assurance that these efforts will be successful and if they are not, that the Company will be able to continue operations.

The FTC consent degree described below, which was mainly a re-labeling issue, has not affected distribution of Snorenz[R]. We were permitted to continue to sell out our inventory while producing new inventory with new and FTC approved language on our packaging.

In order to compete effectively, the Company is seeking to raise $1.5 million. Until we are able to raise significant capital for advertising and other consumer awareness programs, we may continue to lose further market share.

Our success is dependent upon its ability to manage anticipated growth. If we do not do this successfully, the value of your shares may be adversely affected.
-----------------------------------------------------------------------------

With our recent financing (see "Terms of Secured Convertible Notes and Warrants" on page 18), which has provided us with $3,990,000 over a period of 13 months, we intend to pursue rapid growth by launching our new product - "The Un-Diet Program". Most of the funding will be utilized to advertise and cover cash shortages until our products are sold nationwide. Our ability to achieve this planned growth depends upon a number of factors, including our ability to hire and train management and other employees, our ability to identify new markets in which to successfully compete and our ability to adapt our purchasing and other systems to accommodate our expanded operations.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. If we do not accomplish this, we may not be able to continue as a going concern.
-----------------------------------------------------------------------------

Our financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have experienced a significant loss from operations including the legal expenses incurred and settlement of the Global Healthcare Lawsuit for cash of $426,664 and the issuance of 15,000,000 shares to the plaintiffs. Additionally, being undercapitalized, we have struggled to find funds to be able to advertise against our major competitors. For the years ended September 30, 2004 and 2005, our Company incurred net losses of $9,171,324 and $12,214,900 respectively. Our accumulated deficit totals $26,419,763. Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate, we secured additional financing in the amount of $3,990,000, we are able to spend only $10,000 on advertising every two weeks, which is inadequate; even though we have raised additional capital, we must raise an additional $1,200,000 to pay for additional marketing and advertising for our products, to expand distribution and reduce the deficit. Because this amount may not be sufficient, we are continuing to pursue additional financing for our operations and we are seeking new investors. In addition, we are seeking to expand our revenue base by adding new customers and increasing its advertising. Failure to secure such financing or to raise additional equity capital and to expand our revenue base may result in our depleting our available funds and not being able pay our obligations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of us to continue as a going concern.

If we lose key management personnel, we may not be able to successfully operate our business.
-----------------------------------------------------------------------

Our future performance depends substantially upon the continued services of our senior management, Paul B. Kravitz and Paul S. Mitchell and other key personnel. Because we have a relatively small number of managerial employees, our dependence on retaining our managerial employees is particularly significant. Our success will depend, in part, on its ability to attract and retain qualified management and professional personnel. Competition for such personnel in the industries in which we compete is intense. In addition, our employees may not continue to work for us. We do not maintain "key man" insurance on any of our officers or employees. The loss of the services of Mssrs. Kravitz and Mitchell could have the effect of lowering our sales, which would adversely affect our operating results and financial condition. On February 16, 2005, we entered into employment agreements with Messrs. Kravitz and Mitchell.

There are a limited amount of clinical studies and scientific review of our key products, and our business could suffer from adverse publicity concerning our products or similar products.
-----------------------------------------------------------------------------

While we conduct quality control testing on its products, we conduct limited clinical studies on its products. Our SNORenz and Snor Away products consist of ingredients that we regard as safe when taken as suggested by us. To date, neither Snorenz[R] nor Good Night's Sleep[R] have received any adverse publicity nor, to our knowledge, have they or similar products caused harm, or been proven to cause harm to the public or have they had any adverse publicity since we began selling them. However, because we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies (which may not adhere to the same quality standards as ours), we could be adversely affected in the event any of our products, or any similar products distributed by other companies, should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our products as suggested by us or other misuse or abuse of our products or any similar products distributed by other companies could have a material adverse effect on our results of operations and financial conditions.

We may face product liability claims from users of our products which could have a serious impact on our operating results.
---------------------------------------------------------------------------

While we have never had a liability claim, Med Gen, like other manufacturers, wholesalers, distributors and retailers of products that are similar to those produced and sold by us, faces an inherent risk of exposure to product liability claims if, among other things, the use of its products results in injury. We have product liability insurance in the amount of $5,000,000, which is the amount required by the accounts to whom we sell. Because the cost of insurance may increase, such insurance may not continue to be available at a reasonable cost, and if available, it may not be adequate to cover all liabilities.

We depend on our trade secrets, patent and other intellectual property for SNORenz[R]/Snor Away[R], Good Nights Sleep[R], UN-DIET[TM] and Painenz[R] for protection. There are no guarantees that these assets could be used by others without our consent. requiring protracted costly litigation.
-----------------------------------------------------------------------------

Med Gen's success and ability to compete in the marketplace in connection with its SNORenz[R]/SnorAway[TM] products depend to a significant degree on its intellectual property. We have been issued U.S. patent no. 6,187,318 in connection with our SNORenz[R]/Snor Away[R] products. In addition, we rely on copyrights, trademark and trade secret laws to protect our intellectual property. We may not be able to or may not possess the resources necessary to defend our patent or the other intellectual property in an economically viable fashion. In addition, effective protection may not be available for any trade or service marks we may employ. Our competitors in this marketplace or others may adopt similar product or service names, thereby impeding its ability to build brand identity and possibly leading to client confusion. Our inability to adequately protect our name would seriously harm our business. Policing unauthorized use of our intellectual property is made especially difficult by the global nature of the Internet and difficulty in controlling the ultimate destination or security of software or other data transmitted on it. The laws of other countries may afford little or no effective protection for our intellectual property. Litigation may be necessary in the future to:

- enforce our intellectual property rights;

- determine the validity and scope of the proprietary rights of others; or

- defend against claims of infringement or invalidity.

Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could seriously harm our business.

Med Gen and its products are subject to regulation by a variety of governmental agencies.
------------------------------------------------------------------

The manufacturing, processing, formulation, packaging, labeling and advertising of our products may be subject to regulation by one or more federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. Our products may also be regulated by various agencies of the states and localities in which its products will be sold. In particular, the FDA regulates the safety, labeling and distribution of dietary supplements, including vitamins, minerals, herbs, food, over-the-counter and prescription drugs and cosmetics. The regulations that are promulgated by the FDA relating to the manufacturing process are known as Current Good Manufacturing Practices ("CGMPs"), and are different for drug and food products.

In addition, the FTC has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of vitamins, over-the-counter drugs, cosmetics and foods. The FDA is generally prohibited from regulating the active ingredients in dietary supplements as drugs unless product claims that a product may heal, mitigate, cure or prevent an illness, disease or malady, trigger drug status. Governmental regulations in foreign countries where our Company may sell our products may prevent or delay entry into a market or prevent or delay the introduction, or require the reformulation, of certain of our Company's products. New domestic or foreign legislation regulating our activities may be enacted in the future. Such new legislation could have a material adverse effect on us.

In 2002, we signed a consent decree settling an FTC investigation of claims made by us on its packaging and labels.
---------------------------------------------------------------------------

In the summer of 2001, the FTC opened an investigation into certain claims made by us on our packaging and labels for the SNORenz[R]product. In May 2002, Med Gen and its Chairman/CEO entered into a consent decree with the FTC whereby, without denying or admitting any guilt, they agreed to make certain changes to its product label and to more accurately report its claims in advertising. Med Gen and its Chairman believe it has complied with the FTC consent to date.

              Note Regarding Forward Looking Statements
              -----------------------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended, including without limitation statements regarding our expectations, beliefs, intentions or strategies regarding the future. The words "believes," "should be," "anticipates," "plans," "expects," "intends" and "estimates," and similar expressions identify these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially as a result of certain factors, including those set forth hereafter and elsewhere in this prospectus. Prospective investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this prospectus, before making a decision to invest in Med Gen.

                         USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus.

       MARKET PRICE OF COMMON STOCK AND OTHER SHAREHOLDER MATTERS

This prospectus relates to the sale of 165,000,000 shares owned by our shareholders, 15,000,000 shares of which have been issued and the balance shares of which will be issued as further described in this prospectus. All references in this prospectus as to ownership of shares, number of shares outstanding and percentages of shares owned will reflect the issuance of all 165,000,000 shares.

As of effective date of this prospectus, including additional stock issuances and options exercised, there will be approximately 1911 shareholders of common stock consisting of both registered shareholders plus those being held by the Depository Trust Company in street name. Of the 346,818,127 shares outstanding, on the effective date of this prospectus,(196,818,127 outstanding as of the date of the filing and 150,000,000 that will be issued to management on the effectiveness, 25,889,779 will be restricted and 320,928,348 will be non-restricted. Upon the effective date of this prospectus, 15,000,000 restricted shares of common stock already issued will become non-restricted.

Our common stock is traded on the NASD OTC Bulletin Board under the symbol "MGEN". Shares first began trading on the OTC Bulletin Board in May of 2000 (prior to that time, our common stock was traded in the Pink Sheets).

The following table sets forth the high and low bid prices by month for our common stock for calendar years 2002 through 2006. The following high and low bid prices reflect inter- dealer prices without retail markup, markdown or commission, and may not represent actual transactions.

Historical Price Data of our Common Stock
-----------------------------------------


2002-2004                          High        Low
---------                          ----        ---
2002
----
October                            0.09        0.07
November                           0.13        0.08
December  (end first quarter)      0.10        0.07

2003
----
January                            0.08       0.03
February* (80:1 reverse)           3.30       2.40
March    (end second quarter)      3.10       5.05
April                              5.25       4.00
May                                4.90       2.75
June     (end third quarter)       6.00       3.50
July                               5.00       5.25
August                             5.50       5.00
September (end fourth quarter      5.50       5.10
October                            5.50       4.75
November* (4:1 forward split)      7.75       1.25
December (end first quarter)       1.80       0.90

2004
----
January                            1.19       0.44
February*                          0.90       0.40
March     (end second quarter)     1.15       0.75
April                              1.312      0.62
May                                1.18       0.75
June      (end third quarter)      1.43       0.55
July                               0.535      0.34
August                             0.70       0.012
September (end fourth quarter)     0.224      0.065
October                            0.225      0.102
November                           0.168      0.115
December  (end first quarter)      0.178      0.07

2005
----
January                            0.85       0.65
February                           0.89       0.45
March     (end of second quarter)  0.68       0.45
April                              0.118      0.50
May                                0.70       0.45
June       (end third quarter)     0.06       0.032
July                               0.044      0.013
August                             0.057      0.016
September ** (end third quarter)   0.42       0.061
October                            0.061      0.035
November                           0.055      0.027
December   (end first quarter)     0.036      0.0008

2006
----
January                            0.030     0 .0009
February                           0.025      0.0009
March     (end of second quarter)  0.057      0.010
April                              0.039      0.022
May                                0.032      0.012
June       (end third quarter)     0.051      0.011
July                               0.028      0.010


* In February, 2003, we completed an 80:1 reverse stock split and in November, 2003 we issued a stock dividend of 4:1. As a result of those splits, the symbol was changed to MDGN.
** In September 2005 the Company completed a 20:1 reverse split and changed its symbol to "MGEN"

As of August 7th,2006, the bid price of our shares was $0.011 and the asked price was $0.012

The Transfer agent for our common stock is Liberty Transfer Co., 274 New York Ave, Huntington, NY 11743-2711. The telephone number is (631) 385-1616. Dividend Policy

We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We intend for the foreseeable future to continue to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore we do not have any current intention to pay cash dividends on our common stock.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and our subsidiaries and our results of operations should be read together with the consolidated financial statements and related notes that are included later in this Annual Report on Form 10-QSB. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under Risk Factors or in other parts of this prospectus.

General
-------

Our headquarters has been located at 7284 West Palmetto Park Road, Boca Raton, Florida 33433, since December 1999. We lease a 2200 square foot facility. Under certain manufacturing agreements, we have elected to outsource the manufacturing of all of our products at this time.


Results of Operations
---------------------

Three months ended June 30, 2006, Compared with three months ended June 30, 2005, and Nine Months ended June 30, 2006, compared with Nine months ended June 30,2005.
----------------------------------------------------------------------

For the quarter ended June 30, 2006, Sales decreased 81.93% to $32,729 from $181,034. This decrease was primarily caused by the Company's total shift in its business model from sales to the consumer through retail chains and distributors to direct to consumer marketing via the Internet and company maintained websites. The company no longer distributes its products in retail stores except for Albertson's and some small retailers. The Company has spent the last quarter revamping its corporate and product websites and plans on adding up to 11 additional products in order to effectively compete in the marketplace. Finally the "Un-Diet System" launch was delayed until August 15th, 2006, and this product had no impact on quarterly sales. Management believes that the fourth quarter's revenues will increase with the launch of this product line as well as increasing daily sales of its existing products. The Company has spent a large portion of its budget in the third quarter to redesign its websites and online branding and search engine marketing initiatives, including both Paid-For and Natural Search activity.

For the Nine months ended June 30, 2006 sales decreased 73.12% to $178,697 from $664,678, for the nine months ending June 30, 2005. The decrease is attributable to a decline in overall customer demand and the loss of most of the retail chain accounts as described above.

Gross profit for the third quarter was $(108,492) versus $81,376 for the year ago quarter, a decrease in excess of 100%. The decrease was due to lower sales as the Company transitioned from one business model to another. Their was no gross profit margin during the quarter ended June 30, 2006, as compared to 45.0% during the quarter ended June 30, 2005. This decrease resulted from lower sales and during this quarter our inventory that was on hand and that was returned from those retailers who no longer carried the products expired. The Company had to destroy that product.

For the nine months ended June 30, 2006, Gross profit was $(42,353) versus $393,931 for the nine months ending June 30, 2005, a decrease in excess of 100% Their was no gross profit margin for the nine months quarter ended June 30, 2006, as compared to 59.3% during the nine month's quarter ended June 30, 2005. . The decrease resulted from lower sales over the last nine months and inventory that expired and was required to be destroyed.

Operating expenses (selling, general and administrative expenses)for the 2006 quarter increased to $772,281 from $617,582, an increase of 20.04%. The small increase is due to several factors including, increased legal fees, and consultants fees.

Operating expenses for the nine months increased from $1,550,378 to $2,056,618, an increase of 24.62%. The increase for the nine months is attributable to the Company's increased non cash compensation of consultant's, expenses related to hiring an independent web-design solutions Company and legal expenses related to the re-settlement of the litigation. Management believes that several of these expenses will be non-recurring in the next fiscal quarter.

Interest expense increased from $47,111 in the year ago quarter to $484,224 for this quarter. Interest expense for the nine month period increased from $56,171 to $692,190. The increase is directly attributable to the borrowings by the Company from the four funds.
At present the Company has borrowed a gross amount of $3,990,000 through June 30, 2006, and the fund has sold 79,958,750 common shares and reduced the total outstanding debt by $719,503 through June 30, 2006.

Net loss for the 2006 period was $955,076 as opposed to a loss of $3,877,364 in the prior year's quarter. The loss was substantially lower because of lower charges related to derivative instruments, and a one time gain on the litigation settlement.

Net loss for the Nine months was $10,667,767 as compared to $14,014,776 for the nine months a year ago. The loss was substantially lower because of lower charges related to derivative instruments, and a one time gain on the litigation settlement.

For the third fiscal quarter the company reported a loss of $0.01 per share versus a loss of $0.13 per share in the year ago quarter.

For the third quarter nine month comparison the Company lost $0.28 cents as compared to a loss of $0.48 in the year ago quarter.

Liquidity and Capital Resources
-------------------------------

Cash on hand at June 30, 2005 was $644,663 and the Company had working capital of $296,676at June 30, 2006.

Net cash used in operating activities was $1,196,513 during the nine months ended June 30, 2006.

Net cash used in investing activities was $(9,174) during the nine months ended June 30, 2006.

Net cash provided by financing activities was $1,850,350 during the nine months ended June 30, 2006, which consisted of $350 from the proceeds from an options exercise and $1,850,000 from the convertible debentures.

The Company has affected a 5% price increase for all of its products.

The Company has sufficient cash resources, receivables and cash flow to provide for all general corporate operations in the foreseeable future.

The Company has eliminated one-time burdens of legal, computer and other non-recurring expenses. The Company has sufficient cash resources, receivables and cash flow to provide for all general corporate operations in the foreseable future.

We have continued to cut costs by eliminating one-time legal and computer and Internet related costs. We have sufficient cash resources, to provide for all general corporate operations in the foreseeable future.

Basis of Reporting
------------------

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced a significant loss from operations including the settlement of certain litigation. For the period ended June 30, 2006, the Company incurred a net loss of $10,667,767 and has an accumulated deficit of $37,087,530 at June 30, 2006.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to expand its revenue base by adding new customers and increasing its advertising. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Derivative Instruments
----------------------

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instruments liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. We have estimated the future volatility of our common stock price based the history of our stock price. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Current Marketing of our Products
---------------------------------

Our products are currently sold domestically and internationally. In late 2005, we turned to DRTV(Direct Response Television) and DTC (Direct to Consumer) marketing programs to eliminate the huge costs we had encountered while dealing with mass merchandisers, drugstores, supermarkets, and other stores that sell "health and beauty" aides. The conversion of our marketing direction to DRTV and DTC required us to produce infomercials and construct new web sites to attract our consumer. We do still sell to Albertsons, Savon, Osco Drugs and others, but our major effort henceforth will be DRTV and DTV marketing programs. Med Gen continues to sell its products using private label programs to multi-level marketing companies and distributors. Our products are also sold through distributors in Norway, Denmark, Iceland, Sweden, Poland, Ireland, Australia and New Zealand.

We are pursuing financing for our operations and seeking additional investments. In addition, we are seeking to expand our revenue base by adding new customers and increasing our advertising. Failure to secure such financing or to raise additional equity capital and to expand our revenue base may result in Med Gen depleting its available funds and not being able to pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our Company to continue as a going concern.

Critical Accounting Policies
----------------------------

Our discussion of results of operations and financial condition relies on our consolidated financial statements that are prepared based on certain critical accounting policies that require management to make judgments and estimates that are subject to varying degrees of uncertainty. We believe that investors need to be aware of these policies and how they impact our financial reporting to gain a more complete understanding of our financial statements as a whole, as well as our related discussion and analysis presented herein. While we believe that these accounting policies are grounded on sound measurement criteria, actual future events can and often do result in outcomes that can be materially different from these estimates or forecasts. The accounting policies and related risks described in the notes to our financial statements for the year ended September 30, 2005 are those that depend most heavily on these judgments and estimates.


Off-Balance Sheet Arrangements
------------------------------

We do not currently have any off-balance sheet arrangements.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULT OF OPERATIONS
          FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005


The following discussion of our financial condition and our subsidiaries and our results of operations should be read together with the consolidated financial statements and related notes that are included later in this Annual Report on Form 10-KSB. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under Risk Factors or in other parts of this Annual Report on Form 10-KSB.

Twelve months ended September 30, 2005
Compared with twelve months ended September 30, 2004
----------------------------------------------------

GENERAL

The Company has been headquartered at 7284 West Palmetto Park
Road, Boca Raton, Florida 33433, since December 1999.
It leases a 2200 square foot facility. The company, under special protective contracts, has elected to outsource the manufacturing of all of its products at this time.

Results of Operations
---------------------

For the twelve months ended September 30, 2005, net sales decreased 23.11% to $802,127 from $1,043,101 in the prior fiscal year.
The decrease in sales was due primarily to four factors:
(1) A multi-million dollar advertising campaign by our direct competitor Breath-Rite in all of our retail markets which led them to dominate the point of purchase sale to the consumer and
(2)The successful launch by several of our retailers of competitively priced "generic" snoring products which gave the consumers more products to choose from when making a purchase. Coupled with these factors were (3) The Company's lack of substantial advertising budget which did not allow the Company to affect the consumers purchasing decisions and led to a substantial loss of revenue until late in the year when the Company began expending significant amounts on advertising. AN additional factor was the loss of three major accounts during the last half of the fiscal year. These accounts Wal-Mart, Walgreens and CVS accounted for over 60% of the gross revenues in the prior fiscal years.

Gross profit for the twelve months ended September 30, 2005 was $472,058 versus $606,567 for the same period a year ago, a decrease of 22.18%. This decrease relates to a substantial decrease in total sales volume for the fiscal year. Gross profit margins for the years 2004 were 58.15% and 2005 were 58.85%. The increase in the gross profit margins was negligible in comparison to the prior fiscal year. The Company had lower cost of sales which is directly attributable to the loss in revenue volume over the last six months of operations in fiscal 2005.

For the twelve-month period ended September 30, 2005 operating expenses were $9,368,644 as compared to $9,664,294 a decrease of 3.1% from the prior fiscal year. The marginal decrease is due to the expensing of the costs of the litigation which amounted to $1,181,191 as compared to $1,320,000 in the prior fiscal year.
This expense resulted from the adverse judicial ruling related to the settlement of the above referenced litigation, and non-cash stock compensation of $6,551,800 in 2005 as compared to $5,496,425 in 2004. Management does not believe these types operating expenses for the next fiscal year will continue.

Excluding these expenses in fiscal 2004 the SG&A was $2,487,869 as compared to $1,635,653 in fiscal 2005. This represents an actual reduction of 34.25%. Management has continued to cut expenses in all areas of operations in an effort to conserve cash until sales volume substantially increases during fiscal 2006.

The operating loss decreased to $(8,896,586) as opposed to a loss of $(9,057,727) for the same twelve months period, in the prior year.

For the twelve-month periods interest expense increased to $253,992 from $113,597 primarily as a result of an increase in borrowings. The Company owes its lender approximately $2,450,000.00 at an 8% coupon rate as of the date of this filing.This figure is based upon the gross conversions made by the lender through the date of the filing, (approximately $200,000).

For the twelve months ended September 30, 2005, the Company reported a loss of $12,214,900 ($7.12 per share) versus a loss of $9,171,324 ($15.42 per share) for the same fiscal period, a year ago.

Liquidity and Capital Resources
-------------------------------

Cash on hand at September 30th,2005 was $760,934 and the Company had a working capital deficeit of $1,787,390 at September 30, 2005.

Net cash used in operating activities was $1,219,999 during the twelve months ended September 30, 2005 as compared to $2,060,531 in the year earlier. This decrease is attributed principally to compare 2005 to 2004. The net loss adjusted for non-cash stock compensation of $6,551,800, and derivative accounting requirements of $4,298,243.

Net cash used in investing activities was $5,092 during the twelve months ended September 30, 2005.

Net cash provided by financing activities was $1,772,317 during the twelve months ended September 30, 2005, which consisted principally of proceeds from a convertible stock offering pursuant to an SB-2 Registration Statement $(1,935,000), the payment of option exercises $(101,987) and the proceeds from related party loans ($411,000) reduced by the repayment of advances of related party loans ($586,000) and financing fess of $(89,670).

The Company launched its first advertising campaign in May -June of 2004 in order to support the sales of its products Good Night's Sleep[TM] and SNORenz[R] brand. Other advertising campaigns were launched in fiscal 2005.The Company intends to seek additional funding in 2006 through the sale of Common stock in order to launch its new UNDIET[TM] product line The Company has continued to cut costs by eliminating staff, and eliminating one-time legal and computer and Internet related costs. Since the loss of the major retail accounts the Company has revitalized its direct sales programs via its Internet site to the public consumer. The Company's volume via this medium has slowly increased and management is exploring various ways to drive the consumer to the website. The Company plans on shooting some infomercials and advertise on the web in 2006.

At present the Company does not have sufficient cash resources, receivables and cash flow to provide for all general corporate operations in the foreseeable future. The Company will be required to raise additional capital in order to continue to operate in fiscal 2006.

Going Concern

The Company's financial statements are presented on a going
Concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations including the settlement of certain litigation. For the years ended September 30, 2005 and 2004, the Company incurred net losses of $12,214,900 and $9,171,324.

The Company's ability to continue as a going concern   is
contingent upon its ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and Complications frequently encountered in established markets and The competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to expand its revenue base by adding new customers and increasing its advertising and is attempting to settle certain litigation. Failure to secure such financing, to raise additional equity capital, settle the litigation and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to Reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States, and make estimates and assumptions that affect our reported amounts of assets, liabilities, revenue and expenses, and the related disclosures of contingent liabilities. We base our estimates on historical experience and other assumptions that we believe are reasonable in the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect our more significant estimates and assumptions used in preparing our consolidated financial statements.

Revenue Recognition
-------------------

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred; the sales price to the customer is fixed or determinable, and collect ability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered.
Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Stock-Based Compensation
------------------------

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Derivative Instruments
----------------------

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instruments liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. We have estimated the future volatility of our common stock price based the history of our stock price. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.


Recently Issued Accounting Pronouncements
-----------------------------------------

Recently issued accounting pronouncements and their effect on us are discussed in the notes to the financial statements in our September 30, 2005 audited financial statements.

                      BUSINESS OF OUR COMPANY

Company Background
------------------

We were established under the laws of the State of Nevada in October 1996. Executive offices are located at 7284 W. Palmetto Park Road, Suite 207, Boca Raton, Florida 33433. Our telephone number is (561) 750-1100. We currently operate five (5) Websites: www.medgen.com, www.undietsystem.com,
                           -------------- ---------------------
www.painenz.com, www.4goodnightsleep.com and www.snorenz.com. Our common
---------------  ----------------------      ---------------
stock trades on the OTC Bulletin Board under the symbol "MGEN".

Overview of our Business
------------------------

 We were established to manufacture, sell and license healthcare products, specifically to the market for alternative therapies (health self-care). One out of two households practice some form of alternative therapies. Our specialty is producing "spray" formulations that help relieve common, mass market, health problems. The "Sprays the Way" technology that we have developed and became known for, is a fast and effective unique delivery system that can be developed for most OTC formulations. The Company uses this STW system for its weight loss system, snoring relief and sleep-aid systems.

Our flagship product has been SNORenz[R], a patented throat spray which reduces or eliminates the sounds ordinarily associated with snoring. SNORenz[R] is free of artificial colors, flavors or preservatives. Its patented ingredients, technology and Liposome[R] manufacturing process, deliver consistent and measured droplet spray mists directly to the back of the throat, lubricating the uvula and soft palate that vibrate with each breath. Each application lasts about six to eight hours. Moreover, the all-natural peppermint taste further provides the satisfaction of waking up without a morning breath.

SNORenz[R] is currently sold through a number of retailers and direct to consumers utilizing our web sites, TV, Radio and Print advertisements. We have accelerated our timetable to introduce additional products that either deploy its proprietary technology or otherwise address the $29 billion Alternative Therapy Market. In late 2003, we introduced Good Nights Sleep[R], is a liquid throat spray formulation for sleep aide. Using Diphenhydromine as an active ingredient, Good Nights Sleep[R] is the first spray liquid in this category to enter the US market. SNORenz[R] is also marketed under several private labels for other distributors. SnorAway[R] is the label that is reserved predominately for the European market.

We have completed R%D and have started marketing our newest weight loss products. The UN-DIET[TM] System consists of three products, Appease[TM], Weight Shield[TM] and Simply Trim[TM]. The products are designed to reduce appetite and cravings for sweets, promote thermogenesis and eliminate "bounce back" or weight gain. The products are all natural, easy to take and fast acting. The actual formulations and combinations are proprietary to the Company.

                     DESCRIPTION OF PRODUCTS

SNORenz[R]
----------

SNORenz[R] is an original and innovative entry into the anti-snoring industry. During the years 1996 through 2002, Med Gen enjoyed a unique position in the marketplace because we were without competition. Snorenz[R], an all natural innovative liquid throat spray to prevent or quiet the noise of snoring. Maintained a leadership position until larger and better capitalized companies began to introduce spray products to compete with Snorenz[R]. Because of our Patent protection, we have been able to maintain our exclusivity as an "all natural" spray snoring relief product. The Patent on the ingredients and formula was awarded on February 13, 2001.

The medical and psychological communities have studied the causes and symptoms of sleep deprivation for many years. Sleep clinics can be found internationally at the largest hospitals and universities, and there is a large body of published work on the subject of snoring. It has been documented in clinical tests that much of sleep deprivation is caused by snoring. Not only is the snorer disturbed, but those within close proximity of the noise are disturbed as well. As the muscles relax during sleep, air flows in and out of the mouth causing the vibration of the tongue, soft palate and uvula which produces the sound commonly referred to as snoring.

In 2002, we completed a double blind study at Northwestern Hospital's Sleep Center in Atlanta, GA, under the direction of Dr. Samuel Mickelson of the Advanced Ear Nose and Throat P.C. The results of that study concluded that SNORenz[R] is an effective product to reduce the noise associated with snoring.

Traditional snoring remedies include surgical procedures, mechanical devices and dental appliances. During surgery, portions of the vibrating tissue are cut away by scalpel or laser in an attempt to remove the noise-making tissues. This type of procedure is painful, takes months to heal, and may not offer a long-term solution. Mechanical devices primarily attempt to increase the volume of air or create positive air pressure using some type of breathing apparatus connected to an air pump. This is not only uncomfortable, but also limits one's sleeping positions. Dental appliances also attempt to increase the volume of air by expanding the opening of the mouth or by repositioning the lower jaw and/or the tongue to decrease the vibration effect. Again, wearing one of these is not the most comfortable way to sleep. The costs of these methods can be considerable and may not be covered by basic medical insurance programs.

Snoring is a problem that affects over 60% of males and 40% of females. In the United States alone, it is documented that there are over 94 million people who suffer with and from the effects of snoring. Snoring causes a poor quality of sleep. The medical implications of snoring usually are not life threatening, except for a malady called Sleep Apnea, which is not as yet curable. Therapy has been increasing in response to demand to solve the side effects of snoring noise.

Experiments with weight loss, the avoidance of alcoholic beverages and the changing of sleep positions have largely proven ineffective. Sufferers who demand some relief are now seeking more aggressive methods. Invasive surgery, continuous positive airway pressures (PAP),or appliances are now being used. These methods have had variable success in improving the quality of sleep and reducing snoring. Due to the discomfort and cost of these methods, less invasive methods are now being evaluated.

The Biotechnology underlying Our Products
-----------------------------------------

One of the most promising of all these new methods is the use of a natural blend of oils and vitamins specially formulated to be used as a spray. After years of research, such a product was developed by a medical specialist in Brazil with encouraging initial results. We acquired this initial technology, the trade secrets and initial proprietary formula for worldwide commercial marketing which over the years has been perfected, re- tested and re-formulated leading to the issuance of a patent that has been assigned to us. We have spent considerable capital and other resources to further improve the delivery of this spray by using, as its manufacturing technology, the patented technology called Liposome[R], which enables the blend of oils to remain equally disbursed and suspended in a vesicle in solution. This, the patented formula and other trade secrets comprise the underlying biotechnology of SNORenz[R].

Because of this specialized manufacturing process, there is never a need to shake the bottle, as the solution is permanently blended. We intend to market other over-the-counter products for alternative therapies. By way of explanation, Lipoceuticals are liposomes that have a variety of active ingredients that contain an active ingredient in each phase. The ability to encapsulate a variety of lipophilic (a substance having the ability to dissolve in fats) and hydrophilic (a substance having the ability to dissolve in water) ingredients, peptides and proteins is the obvious advantages needed to enhance delivery, improve quality and sustain product performance of SNORenz[R]. This technology is far superior and much more expensive than other emulsion type delivery systems and insures the highest possible quality available in the market today.

The advantages and benefits of this technology and delivery system are that the SNORenz[R] LipoSpray is absorbed transmucosally (absorbed through the mucous membrane) to provide systemic distribution; has a higher concentration of active ingredient in the mucosal tissue; has longer residence time of active ingredient in the mucosal tissue; and, has a high encapsulation rate (the time required to enclose an active ingredient within a membrane) for improved performance of the active ingredient. It also has greater bioavailability, which means that it has faster onset of effect, greater overall absorption, sustained administration, improved convenience and no pills, water or swallowing problems.

SNORenz[R] attempts to reduce or eliminate the sounds associated with snoring by simply lubricating the vibrating tissues in the throat with a combination of five natural oils, vitamins, and trade secret trace ingredients. The product is formulated to adhere to the soft tissues in the back of the throat for an extended period of time, and may be reapplied as needed. Clinical studies, "Double Blind" studies and scores of testimonials and repeat sales indicate a high level of success for SNORenz[R] users. SNORenz[R] is not effective where users have consumed a large amount of alcoholic beverages shortly before application, as the alcohol tends to break down the chemical bonds of the natural oils. It should also be noted that SNORenz[R]is not a cure for sleep apnea, a condition for which there is no known cure.

SNORenz[R] carries a 30-day money back guarantee. Our Company has experienced negligible product return rates over the past two fiscal years.

GOOD Nights Sleep[TM]
---------------------

Good Nights Sleep[TM] ("GNS") is a night time sleep aid and the first such product formulated as a throat spray. Positioned to compete with Sominex r, Simply Sleep r and Excedrin PM, which are all solids; GNS enters the market catering to people who have difficulty taking pills and who want "fast action" results which only a liquid can give.

Truly innovative in its formulation, GNS uses Diphenhydramine HCLin quantities of 8.3mg in each measured spray. Absorption into the mucous membranes of the throat and cheeks is immediate and the resultant sleep inducement is almost immediate.

GNS is alcohol free and contains inactive ingredients, citric acid, flavor, glycerin,poloxamer 407, potassium sorbate, purified water, sodium benzoate, sodium citrate and sorbitol.

The product comes in a "protected sealed" bottle with a screw on spray applicator. Heavy emphasis in advertising is on a "spray alternative to pills". Since the product does not contain any natural sugar, it could be approved for diabetics' use.

Painenz[R]
----------

Painenz[R], a recently commercialized product in our family of products, is a topical analgesic sold over-the-counter. It significantly reduces the pain common to arthritis sufferers, normal aches and pains due to exercise and other muscle stress, simple backache pain and muscle sprains. The product comes in a roll-on applicator. The market for over-the-counter pain relief products is estimated to exceed $2.5 billion per year.

The active ingredients in Painenz[R] are, Glucosamine, Chondroitin, Cetyl Myrist Oleate(CMO) and Capsaicin (kap SAY ih sihn), a derivative of the hot pepper plant. When applied as an external analgesic, Capsaicin depletes and prevents reaccumulation of substance P in peripheral sensory neurons. Substance P is found in slow-conducting neurons in the outer and Inner skin layers and joint tissues, and is thought to be the primary chemical mediator of pain impulses from the periphery to the central nervous system. By depleting substance P, Capsaicin renders skin and joints insensitive to pain since impulses cannot be transmitted to the brain.

Capsaicin has been approved by the United States Food and Drug Administration ("FDA") for use without a prescription in topical preparations marketed for the temporary relief of pain from arthritis, or for the relief of minor aches and pains of muscles and joints. Information on both Capsaicin and Liposome is available on the Internet (www.capsaicin.com and www.liposomes.com).

UN-DIET[TM] System
------------------

The UN-DIET[TM] System, based on a philosophy of Lifestyle Enhancement and weight control promotes an all encompassing approach to four of the main weight stability challenges, that when unattended result in over weight, obesity and its related health deteriorating effects.

UN-DIET[TM] Utilizes state of the art Spray's the Way technology and clinically proven safe ingredients that are formulated in synergy. These ingredients deal with the essential aspects of metabolic improvement, stabilization and maintenance of a healthy weight level and body mass index.

While the Company has elected not to disclose any of its manufacturing trade secrets at this time, the main elements of the system consists of three products:

1. Appease[TM], an appetite suppressant containing high quality liquefied extract of Hoodia Gordonii.

2. Weight Shield[TM], containing Advantra-Z[R], triggers hormones and cell receptors that regulate the bodies ability to burn fat. This process is better referred to as lipolysis and essentially increases the resting metabolic rate.

3. Simply Trim[TM], a maintenance formula and the most important product within the system in that it is designed to insure weight stability "for a lifetime". By controlling the metabolic process, appetite and the neutralization of starches and carbohydrates, while at the same time providing a feeling of energy and vitality, Simply Trim[TM] will insure weight stability, eliminating almost entirely the desire to splurge. Simply Trim[TM] is also designed as a stand alone product and will be marketed separately to those who have reached their desired weight and wish to maintain this weight with a simple spray, at anytime during the day that the urge for sweets or increased energy is felt.

Marketing
---------

Med Gen products are currently sold through radio and television infomercials, thru its web sites and over the counter at retail stores nationwide. The Company also sells to distributors overseas. We have spent considerable capital resources on our five web sites and producing infomercials on Snorenz[R], Good Nights Sleep[R] and UN-DIET[TM] System.

Manufacturing and Distribution Agreements
-----------------------------------------

We have all of our products manufactured by contract manufacturers.

Not including international sales generated from its Internet site, our Company has distributors to sell our snoring spray under other brand names in Canada, the United Kingdom, Germany, France, Switzerland, Portugal, Turkey, Australia, New Zealand, Japan, China and Korea. We expect to market ours other products through these distribution networks in the future.

Competition, Market Share and Industry Environment
--------------------------------------------------

In the snoring relief category, as defined by the Information Research Institute (IRI), a consumer products research organization, our only major competitor is CNS Inc.dba Breathe Right and its product Breathe Right Spray. Although this product was introduced into the market in the past year, CNS has spent a considerable amount of money on promotion and advertising, replacing SNORenz[R] as the leading seller in the snoring category. Our Company has not been able to compete because of lack of advertising dollars and has recently been exploring possibilities to obtain funding for this purpose.

Good Nights Sleep[TM], although new, enjoys an enviable position in that it still remains the only brand available as a liquid throat spray for sleep aid. Although we have significant competition from well known brands, all of the existing products are in "hard" form delivery systems.

We feel that our UN-DIET[TM] System is very unique in its approach to its delivery system, utilizing Med Gen's Spray's the Way[TM] technology and to the users psychology because it is so easy to use on a consistent basis, not having to count calories or carbs.

In July, 2006, the Company entered into a cross promotion agreement with Dr. Bronwyn Schweigerdt, author of "The UNDIET Program", a book about nutrition which is based on the author's experiences and testimonials regarding weight
loss, nutrient intake and human habits.   The Company will offer the book
free with the purchase of each UN-Diet[TM] System and in exchange, Dr. Schweigerdt will promote the Company's UN-Diet[TM] System at her health and wellness seminars. The Company has made an initial purchase of 25,000 books, 13% of the purchase price of which will be donated to Compassion International, an international charity for needy children.

We feel that our UN-DIET[TM] System is very unique in its approach to its delivery system, utilizing Med Gen's Spray's the Way[TM] technology and to the users psychology because it is so easy to use on a consistent basis, not having to count calories or carbs.

In July, 2006, the Company entered into an agreement with Bronwyn Schweigerdt, author of the UNDIET program, a book based on the author's experiences and testimonials regarding weight loss, nutrient intake and human habits. The Agreement specifies the price to be paid, a royalty payment agreement and a donation to Compassion International (an international charity for needy children). The actual payment amounts cannot be publicly disclosed due to secrecy agreements. The book, while related to nutrition, is closely aligned with the Company's UN-DIET[TM] System. In practice, following the author's directives while using the UN-DIET[TM] System as directed, will enhance the entire weight loss process. The Company believes that following these directives in the UNDIET book will bring about a faster and more effective weight loss experience. The company will offer the UNDIET Book as a free bonus with the purchase of the UN-Diet[TM] System.

Dominant Customers
------------------

In fiscal year 2005, our three largest customers were Wal-Mart, Walgreens and Eckerd which represented 66% of our annual sales that year with WalMart accounting for 47%. Our largest customer in fiscal 2004 was Wal-Mart, which represented 41% of annual sales that year.

The issue of dominance will disappear during fiscal 2006 as the Company completes its marketing focus to Direct to Consumer programs. While the transition has just begun, we expect cash flow to increase and expenses to decrease as the program matures. Instead of directed store advertising programs, the Company will concentrate on direct consumer advertising programs, receiving a direct and easily calculable return on investment.

Internet Sales
--------------

In 2005 we converted our marketing efforts from directing the consumer to retail stores, where they could buy our product, to direct response commonly known as DRTV and DTC. In doing so, we are hoping to reverse the effects of the capital intensive store and consumer advertising programs we have had to maintain to remain on store shelves. Internet pricing is consistent with unit pricing in the retail network. However, our [per unit] profit will increase as the actual cost of sales is reduced.

During the year 2005 and as recently as July, 2006, the Company has maintained a restructuring posture, hiring outside companies and creating a new position within the company titled Internet Marketing Manager. We expect to show steady increases in future sales on our five new internet sites. During the fourth quarter of fiscal 2006 (July to September), we expect that our web site re-designing programs will be completed with attendant increases in sales.

Investor Relations programs will also be included in the enhancement of the corporate web site utilizing frequent up-dates.

Although no sales figures can be given or estimated, we expect that the efforts previously mentioned will produce substantial increases in e-commerce sales in fiscal 2007.

Trademarks and Licenses
-----------------------

The name "SNORenz[R]" is a registered trademark of Med Gen with the United States Patent and Trademark Office (Reg. No. 2,210,381
- 12/15/98). An application for trademark of the name "SNORE Quell[TM]", "4 in 1[TM]" and COMFORT CARE[TM] has been made. We have registered UN-DIET[TM] System, Snorenz[R] and Snoraway[R] and Good Night's Sleep[R] in all countries participating in the EU as a Community Trademark. In addition, we have registered Snorenz[R] in Korea.

Government Regulation
---------------------

The manufacturing, processing, formulation, packaging, labeling and advertising of our products may be subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. Our products may also be regulated by various agencies of the states and localities in which our products will be sold. In particular, the FDA regulates the safety, labeling and distribution of dietary supplements, including vitamins, minerals, herbs, food, OTC and prescription drugs and cosmetics.

The regulations that are promulgated by the FDA relating to the manufacturing process are known as Current Good Manufacturing Practices ("CGMPs"), and are different for drug and food products. In addition, the FTC has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of vitamins, OTC drugs, cosmetics and foods. The FDA is generally prohibited from regulating the active ingredients in dietary supplements as drugs unless product claims, such as claims that a product may heal, mitigate, cure or prevent an illness, disease or malady, trigger drug status.

Governmental regulations in foreign countries where wemay sell our products may prevent or delay entry into a market or prevent or delay the introduction, or require the reformulation, of certain of our products. New domestic or foreign legislation regulating our activities may be enacted in the future, which could have a material adverse effect on us.

Federal Trade Commission
------------------------

Our product packaging and advertised claims strictly adhere to FTC regulations and guidelines. Our Company has complied with all FTC regulations with respect to making changes to our packaging and labels with "APNEA" warnings that meet all new compliance issues. Our Company intends to comply with all government regulations, both in domestic and foreign markets, regarding the distribution and sales marketing of its product lines.

Reports to Security Holders
---------------------------

We periodically prepares and publishes News Releases and other significant reports that are deemed newsworthy. These reports are sent to Business Wire for wide distribution. In addition, shareholder reports are mailed to all shareholders, as the Company deems necessary. Notices of yearly shareholders' meetings, proxy statements and events of this nature are distributed with the help of Liberty Transfer Company, our transfer agent, and with information obtained from ADP Investor Communication in regard to street name accounts.

Employees
---------

We currently has seven full-time employees. Paul B. Kravitz is the Chairman, Secretary and Chief Executive Officer of our Company; Paul S. Mitchell is President, Treasurer and Chief Operating Officer; and Jack Chien is Chief Financial Officer.

Description of our Property
---------------------------

Our offices are located at 7284 W. Palmetto Park Road, Suite 207, Boca Raton, Florida 33433 which we lease for $6200.00 per month. The telephone number at this address is (561) 750-1100.

Legal Proceedings
-----------------

During May 2003 Global Healthcare Laboratories, Inc. (Global) made a claim against the Company for breach of contract under a master license agreement. Management contended that Global committed fraud and multiple breaches of the master license agreement and that the claim was without merit. The matter was re-filed for the third time by the plaintiffs after two prior dismissals by the Federal courts for failure to state a cause of action.
On August 31, 2004 a verdict was rendered in favor of the plaintiffs and they were awarded a judgment in the sum of $2,501,191. The Company initially intended to appeal the verdict, however on December 3, 2004, the Company and Global settled the matter as follows:

The Company would make cash payments to Global aggregating $200,000 through March 1, 2005, and would issue to Global an aggregate of 400,000 shares of common stock. The shares to be issued were valued at their fair market value of $1,120,000. The Company has recorded an accrual of $200,000 for the cash payments due and a stock subscription of $1,120,000 for the common shares issuable at September 30, 2004, and charged $1,320,000 to operations for the settlement during the year ended September 30, 2004. The Company has agreed to file a registration statement covering an aggregate of 510,000 shares of common stock on or before January 15, 2005, and should it not due so an additional 25,000 shares of common stock would be due to Global. Global will be required to execute proxies giving the voting rights of the shares issuable to an officer of the Company.

A dispute between the parties arose and the settlement agreement was set aside by the Court and no new settlement agreement has yet been reached. Through September 30, 2005, the Company made payments to Global aggregating $75,000. At September 30, 2005, the Company has recorded an accrual amounting $2,426,191 (the original judgment of $2,501,191 less the payments made of $75,000) plus post judgment interest at 7% of $169,800. During the year ended September 30, 2005, the Company charged $1,181,191 to operations for the difference between the settlement recorded during 2004 and the total judgment awarded. The Company is currently attempting to negotiate a new settlement agreement with Global. In addition, the Company issued 400,000 shares of its common stock which were held by the Company pending issuance to Global. These shares were cancelled when the settlement was set aside.

During the period ended June 30, 2006, the Company recorded an additional $43,770 of post judgment interest.

During April 2006 the Company settled the litigation by agreeing to the following:

*    A cash payment of $300,000
*    29 monthly payments of $31,667
* The issuance of 15,000,000 common shares subject to registration rights.

The holders of the shares shall have the right beginning on the effective date of the registration statement for a period of two years to require the Company at the Company's discretion to sell the shares back to the Company for $200,000 or require the Company to issue additional shares so that the value of the shares held by the holders is $200,000.

As a result of the settlement the Company's obligation related to the litigation was reduced by $782,848 which has been recorded as a gain on the settlement date.

               MANAGEMENT AND EXECUTIVE COMPENSATION

The following table sets forth the name, age and position held by each of our executive officers and directors as of December 31, 2005.

Name                      Age                 Position
----                      ---                 --------
Paul B. Kravitz           74          Chairman; Chief Executive
                                      Officer Secretary and
                                      Director
Paul S. Mitchell          53          President, Treasurer, Chief
                                      Operating Officer and
                                      Director
Jack Chien                56          Chief Financial Officer, Chief
                                      Accounting Officer


In 2006, at the Annual shareholders meeting the shareholders elected the Board of Directors for a five year term. Officers were elected for the same term and, subject to existing employment and consulting contracts and agreements, serve at the discretion of the Board. We intend to conduct an annual shareholders meeting in accordance with Nevada state law at our principal office location at 7284 West Palmetto Park Road, Boca Raton, Florida.

Paul B. Kravitz has been our Chairman, Chief Executive Officer and a director since our inception in 1996, and as such, he has handled our public affairs, investor relations, advertising and funding. Prior to founding Med Gen and its principal product Snorenz [R], Mr. Kravitz was the President and CEO of AppleTree Companies, Inc., a public company, which was engaged in the manufacture and distribution of food supplies to convenience stores in 24 states. Annual Sales exceeded $38 million. Mr. Kravitz retired from that company in 1996.

From 1986 until 1992, Mr. Kravitz was the CEO and principal shareholder of The Landon Group, a financial services company. From 1990 through 1991, Mr. Kravitz was Chairman of Southeast Bank's Leasing Division, an appointment made by the Federal Deposit Insurance Corporation, which was in the process of liquidating that bank. From 1960 until the mid-1980's, Mr. Kravitz was the CEO of American Furniture Company, Inc., and Furniture Resources International, Inc., whose operations encompassed manufacturing of and marketing to retail showrooms nationwide.

Mr. Kravitz is a graduate of Boston University with a minor in Business Administration and a Bachelor of Science Degree. He is a published writer for the aviation industry and a constant contributor to the "Green Sheet" a weekly aviation publication. He has also published articles for the food industry and the natural supplement industry. He has appeared on national television, in infomercials for SNORenz[R]and Med Gen. Mr. Kravitz is a veteran of the Korean War and served honorably as an officer and pilot in the United States Air Force. Mr. Kravitz was honorably discharged receiving the Distinguished Service Medal for his military service during the Korean War. In 1955 he was retired from active duty and placed on Reserve. In 1972 he was retired with honors after twenty years of service to his country.

Paul S. Mitchell has been our President, Chief Operating Officer and a Director since 1997 and as such, handled our day-to-day operations, sales, marketing and packaging. In 1995, Mr. Mitchell sold his food services company (the Sandwich Makers) to AppleTree, becoming that company's Chief Operating Officer. From $135,000 in sales in 1987, sales had increased to almost $5 million by the time it was sold to AppleTree. Prior to 1987, Mr. Mitchell worked for Tasty Baking Company based in Pennsylvania, and for whom he held several positions nationwide.

Jack Chien, has been our Chief Financial Officer and Chief Accounting Officer since 1999. A native of Taiwan, he has over 27 years of domestic and international bookkeeping experience. Prior to moving to the United States, he was Chief Financial Officer of Cannontex Industrial Company, Taiwan. After relocating here, was employed by Kantor Bros. Neckware Company, Inc., Brooklyn, NY, for 19 years where he became Controller/Director of Finance and Administration. His duties included interaction/preparation of independent annual audits, budgeting, managing daily office operations and presenting to the board members the financial status of the company. After leaving this company, he became an independent consultant for various companies, including Akira Trading Company, McKinna Yachting, Retail Management Acquisitions Group, Inc., d.b.a. Fyetems International, and RaceWay Net, Inc., assisting these companies in implementing accounting/bookkeeping infrastructures and developing internal controls. Mr. Chien received his accounting degree from the University of Taiwan.

Executive Compensation
----------------------

The following table shows that for the fiscal years ended September 30, 2003, September 30, 2004 and September 30, 2005 the cash and other compensation paid to each of the executive officers and directors of Med Gen.

Annual Compensation
-------------------

  Name and                               Other Ann.           Securities
Position Held     Year  Salary   Bonus   Compen-      Rest.   Underlying    LTIP     Other
                                         sation       Stock     Options    Payouts   Comp.
-------------     ----  ------   -----   ----------   ------  ----------   -------   -----
Paul B. Kravitz,  2005  $65,000   -0-    10,000,000    -0-       -0-        -0-       -0-
Chairman & CEO,   2004  $65,000   -0-        -0-       -0-       -0-        -0-       -0-
 Director         2003  $65,000   -0-        -0-       -0-       -0-        -0-       -0-

Paul S. Mitchell  2005  $65,000   -0-        -0-       -0-       -0-        -0-       -0-
President & COO,  2004  $65,000   -0-        -0-       -0-       -0-        -0-       -0-
Director          2003  $65,000   -0-        -0-       -0-       -0-        -0-       -0-


Option/stock appreciation rights granted in last fiscal year
-----------------------------------------------------------

Name             Quantity   Price  Date Granted   Vest Date   Expiration Date
----             --------   -----  ------------   ---------   ---------------
Paul B. Kravitz     -0-      -0-        -0-          -0-             -0-

Aggregated option/SAR exercise table
------------------------------------

Name                Shares      Agg.    No. Sec.      Value
                   Acquired    Dollar    Unexer.     Unexer.
                      On        Value      at      in-the-money
                   Exercise             Year end    at Year end
                   --------    ------   --------   ------------
Paul B. Kravitz       -0-        -0-       -0-           -0-

Employment Agreements
---------------------

On February 16, 2005, Mssrs. Kravitz and Mitchell entered into two five-year renewable employment agreements with Med Gen with the following provisions:

a) gross income of $150,000 per year;

b) participation in our benefit plan and stock option plan; and

c) a bonus of 5% of pre-tax income or net cash flow, whichever is greater.

These employment agreements were subsequently cancelled.

Med Gen paid Messrs. Kravitz and Mitchell the amounts indicated in the above Annual Compensation chart. On the effective date of this registration statement, we agreed to issue 100,000,000 shares to Mr. Kravitz and 50,000,000 shares to Mr. Mitchell.

Compensation of Board of Directors
----------------------------------

Currently, our directors do not receive any extra compensation for their services as members of the Board of Directors. However, we anticipate that in the future, independent directors will receive stock options for their services.

Key Man Insurance
-----------------

We currently maintain life insurance covering the death of Mr. Kravitz in the amount of $1,000,000.

Stock Option Plan
-----------------

On June 14th, 2006 we granted options to purchase 150,000,000 shares of our common stock to our employees with an exercise price of $.01 per share and an expiration date of June 14th, 2014 pursuant to a Nonqualified Employee Stock Option Plan. The plan was filed on Form S-8. We have issued 9,500,000 common shares to consultants in the month of June 2006 and 7,000,000 common shares in the month of August 2006 pursuant to this plan.

Indemnification
---------------

Our Articles of Incorporation and By-Laws provide for the indemnification by us of our officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct our internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of our Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, we have entered into Indemnity Agreements with our officers and directors.

          TERMS OF SECURED CONVERTIBLE NOTES AND WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Offshore, Inc., AJW Qualified Partners, LLC and New Millennium Capital (sometimes referred to in this registration statement as the "NIR Group") as of July 30th, 2005 for the sale of (i) $1,350,000 in callable secured convertible notes. This prospectus relates to the resale of the common stock underlying the February 27th, 2006 and April 21st,2006 callable secured convertible notes and warrants. The sale of callable secured convertible notes and warrants occurred in eight tranches as follows:

   *    $740,000 was disbursed on March 31st, 2005;
   *    $700,000 was disbursed on April 25th, 2005; and
   *    $100,000 was disbursed on August 15th,2005; and
   *    $500,000 was disbursed on August 31st,2005; and
   *    $600,000 was disbursed on October 31st,2005; and
   *    $600,000 was disbursed on February 27th,2006; and
   *    $750,000 was disbursed on April 21st, 2006 ; and
   *    $1,500,000 was disbursed on August 10th ,2006.

In August 2005 a prospectus covering the first three notes in the sum of $1,540,000 dollars was declared effective. The Company registered 171,111,111 common shares to cover those notes. As of the date of this filing $1,011,235.65 of convertible notes have been converted into 123,429,850 common shares of stock.

In the first six tranches totaling $3,240,000,the Company agreed to issue 3,240,000 warrants at a price of $.01 to $.09. In the last two tranches totaling $2,250,000, the Company agreed to issue 45,000,000 warrants at a price of .05 cents. The warrants have a five year exercise period prior to expiration.

Each closing under the Securities Purchase Agreement is subject to the following conditions:

* We must have delivered to the investors duly executed callable secured convertible notes and warrants;

* No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self-regulatory organization which prohibits consummation of the transactions contemplated by the Securities Purchase Agreement; and

* No event shall have occurred which could reasonably be expected to have a material adverse effect on our business.

We also agreed not, without the prior written consent of a majority-in-interest of the investors, to negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning March 30, 2005 and ending on the later of (A) 270 days from March 30, 2005 and (B) 180 days from the date this registration statement is declared effective. In addition we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning March 30, 2005 and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable monthly. Any amount of principal or interest on the callable secured convertible notes which is not paid when due will bear interest at the rate of 15% per annum from the due date thereof until such amount is paid. The callable secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, as follows: the conversion price will be equal to 40% of the lesser of $0.09 and the average of the lowest intraday trading prices during the 20 trading days immediately prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of August 4th, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.01 and, therefore, the conversion price for the callable secured convertible notes was $0.0066. Based on this conversion price, the $3,990,000 callable secured convertible notes, excluding interest, were convertible into 660,000,000 shares of our common stock. As of the date of this registration statement,$ 1,011,235.65 of the callable secured convertible notes have been converted into 123,429,850 common shares of stock.

The warrants (3,240,000) are exercisable until five years from the date of issuance at a purchase price of $0.085 per share. Additional warrants (45,000,000) are exercisable at .05 cents per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

Sample Conversion Calculation
-----------------------------

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, the lender has converted $980,000 of notes by August 7th, 2006 and a conversion price of $0.00887 per share, the number of shares issuable upon conversion would be:

                 $980,000.00/$0.008267 = 118,599,350 shares

The following is an example of the number of shares of our common stock that are issuable upon conversion of the principal amount of our callable secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of August 7th, 2006 of $0.02.

% Below    Price Per    With 40%    Number of Shares         % of
Market       Share      Discount      Issuable           Outstanding*
-------- ------------ ----------- -------------------- ---------------
25%         $0.015     $0.009         333,333,333           58.7%
50%         $0.01      $0.006         500,000,000           65.8%
75%         $0.005     $0.003       1,000,000,000           79.4%


* Based on 260,000,000 shares outstanding prior to issuance and convertible debt of $3,000,000.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 16, 2005, Mssrs. Kravitz and Mitchell entered into two five-year renewable employment agreements with Med Gen with the following provisions:

a) gross income of $150,000 per year;

b) participation in our benefit plan and stock option plan; and

c) a bonus of 5% of pre-tax income or net cash flow, whichever is greater.

Med Gen paid Messrs. Kravitz and Mitchell the amounts indicated in the Annual Compensation chart. On the effective date of this registration statement, we agreed to issue 100,000,000 shares to Mr. Kravitz and 50,000,000 shares to Mr. Mitchell.

During May 2003 Global Healthcare Laboratories, Inc. (Global) made a claim against the Company for breach of contract under a master license agreement. Management contended that Global committed fraud and multiple breaches of the master license agreement and that the claim was without merit. The matter was re-filed for the third time by the plaintiffs after two prior dismissals by the Federal courts for failure to state a cause of action.
On August 31, 2004 a verdict was rendered in favor of the plaintiffs and they were awarded a judgment in the sum of $2,501,191. The Company initially intended to appeal the verdict, however on December 3, 2004, the Company and Global settled the matter as follows:

The Company would make cash payments to Global aggregating $200,000 through March 1, 2005, and would issue to Global an aggregate of 400,000 shares of common stock. The shares to be issued were valued at their fair market value of $1,120,000. The Company has recorded an accrual of $200,000 for the cash payments due and a stock subscription of $1,120,000 for the common shares issuable at September 30, 2004, and charged $1,320,000 to operations for the settlement during the year ended September 30, 2004. The Company has agreed to file a registration statement covering an aggregate of 510,000 shares of common stock on or before January 15, 2005, and should it not due so an additional 25,000 shares of common stock would be due to Global. Global will be required to execute proxies giving the voting rights of the shares issuable to an officer of the Company.

A dispute between the parties arose and the settlement agreement was set aside by the Court and no new settlement agreement has yet been reached. Through September 30, 2005, the Company made payments to Global aggregating $75,000. At September 30, 2005, the Company has recorded an accrual amounting $2,426,191 (the original judgment of $2,501,191 less the payments made of $75,000) plus post judgment interest at 7% of $169,800. During the year ended September 30, 2005, the Company charged $1,181,191 to operations for the difference between the settlement recorded during 2004 and the total judgment awarded. The Company is currently attempting to negotiate a new settlement agreement with Global. In addition, the Company issued 400,000 shares of its common stock which were held by the Company pending issuance to Global. These shares were cancelled when the settlement was set aside.

During the period ended June 30, 2006, the Company recorded an additional $43,770 of post judgment interest.

During April 2006 the Company settled the litigation by agreeing to the following:

*    A cash payment of $300,000
*    29 monthly payments of $31,667
* The issuance of 15,000,000 common shares subject to registration rights.

The holders of the shares shall have the right beginning on the effective date of the registration statement for a period of two years to require the Company at the Company's discretion to sell the shares back to the Company for $200,000 or require the Company to issue additional shares so that the value of the shares held by the holders is $200,000.

As a result of the settlement the Company's obligation related to the litigation was reduced by $782,848 which has been recorded as a gain on the settlement date.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This prospectus relates to the sale of 300,000,000 shares owned by our shareholders, 15,000,000 shares of which have been issued and 150,000,000 shares of which will be issued upon the effectiveness of this prospectus. All references in this prospectus as to ownership of shares, number of shares outstanding and percentages of shares owned will reflect the issuance of all 300,000,000 shares.

The following table sets forth, as of the date of the filing of this prospectus, each person we know to be the beneficial owner of five percent or more of our common stock, all directors and officers individually and as a group. There are no shares of Preferred stock issued and outstanding. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares shown.


Title of Class       Name and Address of         Amount and Nature of     Percent of Class
                     Beneficial Owner            Beneficial Owner
------------------------------------------------------------------------------------------
Common Stock         Paul B. Kravitz
                     4320 NW 101 Drive
                     Coral Springs, FL 33065        110,213,685(1)            33.11 %

Common Stock         Paul S. Mitchell
                     7284 W. Palmetto Pk Rd
                     Boca Raton, FL  33433           50,173,680               15.07%


Directors and Executive
Officers as a group
(2 persons)                                         160,387,265               48.18%



(1) As part of the settlement of the litigation with Global Healthcare, Inc. and Dan L. Williams & Co., Inc., our Company issued 15,000,000 shares of common stock to the plaintiffs and/or their designees. In the Settlement Agreement, the parties agreed that Mr. Kravitz would retain the voting rights until the shares were sold. Mr. Kravitz, therefore, has full voting rights and control of a total of 110,213,685 shares, giving him control of 33.11% of the total shares outstanding.

                        SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are presently "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the "Securities Act") in order to allow the selling stockholders to sell these shares, at their option, in public transactions. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following tables assume that the selling stockholders will sell all of the shares listed in this prospectus.

For purposes of the tables below, the numbers of shares "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares for which the person has the right to acquire such power within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages in the tables below are based on 37,136,447 shares of our common stock being outstanding as of the effective date of this prospectus.

Except as noted, the following named shareholders have no beneficial or record ownership in other shares of our Company.

Name of Beneficial Owner    Shares Beneficially Owned    Maximum Number of       Shares Beneficially Owned
  of Common Stock               Prior to Offering       Shares to be sold in      after Offering assuming
   Being Offering (1)                                      this Offering               all sold (2) %
------------------------    -------------------------   --------------------     -------------------------
Dan L Williams                        4,125,000              4,125,000                 0         0%
13323Donnelly
Garndview, Missouri  64030

Joseph A. Crites, Esq.                1,500,000              1,500,000                 0         0%
6031 McGee
Kansas City, Missouri 64113

Scott Sheftall                        3,150,000              3,150,000                 0         0%
1413 Sunset Harbor Dr
#407
Miami Beach, Florida 33139

Howard Gordon                         4,125,000              4,125,000                 0         0%
13315 Walnut
Kansas City, Missouri 64145

Brian Torres                          2,100,000              2,100,0000                0         0%
3718 Sheridan Ave
Miami Beach, Florida 33140

AJW Partners LLC                     122,111,111            77,871,911 (3)(4)           0        0%
1044 Northern Blvd., Ste 302
Roslyn, NY 11576

AJW Offshore LLC                     277,333,211            29,333,211 (3)(4)           0        0%
1044 Northern Blvd., Ste 302
Roslyn, NY 11576

AJW Qualified Partners LLC           103,222,222            19,222,222 (3)(4)           0        0%
1044 Northern Blvd., Ste 302
Roslyn, NY 11576

New Millennium Capital                10,666,666             10,672,666 (3)(4)           0       0%
Partners II LLC
1044 Northern Blvd., Ste 302
Roslyn, NY 11576

(1) No selling stockholder has ever held any position or office or had any other material relationship with us.

(2) Applicable percentage ownership is based on 167,838,127 shares of common stock outstanding as of August 2nd, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of August 2nd, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 2nd, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Assumes that all securities registered will be sold and that all shares of common stock underlying the callable secured convertible notes and warrants will be issued.

(4) Represents shares underlying callable secured convertible notes and warrants, up to the maximum permitted ownership under the callable secured convertible notes and warrants of 4.9% of our outstanding common stock. The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC, which is providing 16% of the funds, is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC. AJW Offshore, Ltd., which is providing 45% of the funds, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, which is providing 37% of the funds, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the securities owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, which is providing 2% of the funds, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers.

                          PLAN OF DISTRIBUTION

Each selling security holder of our common stock, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

* privately negotiated transactions;

* settlement of short sales entered into after the date of this prospectus;

* broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

* a combination of any such methods of sale;

* through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

* any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker- dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker- dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders under certain circumstances against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of
(i) the date the selling security holders are able to sell all the common stock immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise or (ii) all of the shares have been sold pursuant to the prospectus. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                      DESCRIPTION OF SECURITIES

Common Stock
------------

We are authorized to issue 2,500,000,000 shares of common stock, with a par value of $.001 per share.

The holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore. Upon a liquidation, dissolution or winding up of Med Gen, the holders are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding preferred stock. Common stock holders have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable.

Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election.

Preferred Stock
---------------

We are authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001 per share, all of which are undesignated. As of the date of the filing of this prospectus, we have no shares of preferred stock issued or outstanding.

Dividend Policy
---------------

Holders of common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of our Company legally available therefore.

Options
-------

From time to time, we grant options to our employees and consultants. At the present time, there are 48,240,000 million options which have been granted but not yet exercised with an exercise price of 45,000,000 at $.05 per share and 3,240,000 at $.01 to $.09 per share and an expiration date of April 2009. These options are owned by the four funds who own the convertible debentures. In August 2005 we registered 18,117,647 shares underlying these warrants. To date no warrants have been exercised.

On June 14th, 2006 we granted options to purchase 150,000,000 shares of our common stock to our employees with an exercise price of $.01 per share and an expiration date of June 14th, 2014 pursuant to a Nonqualified Employee Stock Option Plan. The plan was filed on Form S-
8. We have issued 9,500,000 common shares to consultants in the month of June 2006 and 7,000,000 common shares in the month of August 2006 pursuant to this plan.

Shares Eligible For Future Issuance
-----------------------------------

Since not all of our authorized common and preferred stock have been issued, our Board of Directors may issue additional shares, from time to time in the future, for any proper corporate purpose, including public and private equity offerings, convertible debt offerings, stock splits, stock dividends, acquisitions, warrants, stock option plans, and funding of employee benefit plans. No further action or authorization by our stockholders would be necessary prior to the issuance of additional shares. The future issuance by us of shares may dilute the equity ownership position and the rights, preferences and privileges of existing stockholders. Unissued shares could be issued in circumstances that would serve to preserve control of our existing management.

Future issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, our Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Freely Tradable Shares After Offering
-------------------------------------

After the completion of this Offering, there will be a total of 332,838,727 shares of our common stock that will be tradable without restriction under the Securities Act. All of the remaining shares, including the 160,387,265 owned by control persons, will continue to be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144. The sale, or availability for sale, of substantial amounts of common stock could, in the future, adversely affect the market price of the common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing. The future availability of Rule 144 to our holders of restricted securities would be conditioned on, among other factors, the availability of certain public information concerning the company.

Transfer Agent
--------------

Our transfer agent for our common stock is Liberty Transfer Co., 274 New York Ave, Huntington, NY 11743-2711. The telephone number is (631) 385-1616.

        DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR
           LIABILITIES UNDER THE SECURITIES ACT OF 1933

We are authorized in our Articles of Incorporation and our by- laws to indemnify our officers and directors to the fullest extent allowed under the provisions of the State of Nevada Corporation Laws for claims brought against such persons in their capacity as officers and or directors. We may hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with Nevada Statutes. The rights accruing to any person under our by-laws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis or will receive a direct or indirect interest in our business that is valued at greater than $50,000. Stark Winter Schenkein & Co., LLP, Certified Public Accountants, has audited the financial statements included in this prospectus to the extent and for the periods indicated in their reports thereon.

LEGAL MATTERS

Stewart A. Merkin, Esq., of the Law Office of Stewart A. Merkin, P.A., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy statements, information statements and other information concerning us at the site located at www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                       FINANCIAL STATEMENTS


                          Med Gen, Inc.
                          Balance Sheet
                          June 30, 2006
                           (Unaudited)


ASSETS

Current Assets
   Cash and cash equivalents                               $   644,663
    Accounts receivable                                         10,733
    Inventory                                                  102,500
    Other current assets                                         5,700
                                                           -----------
      Total Current Assets                                     763,596
                                                           -----------

Property and Equipment, net                                     33,606
                                                           -----------
Other Assets
    Deferred loan costs                                        153,472
    Prepaid expenses - derivatives                             147,856
    Deposits                                                    48,544
                                                           -----------
                                                               349,872
                                                           -----------

                                                           $ 1,147,074
                                                           ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
   Accounts payable and accrued expenses                   $ 1,054,266
                                                           -----------
      Total Current Liabilities                              1,054,266
                                                           -----------

Derivative instruments                                      10,524,517
                                                           -----------
Convertible debentures                                         259,198
                                                           -----------

Redeemable common shares                                       200,000
                                                           -----------
Stockholders' (Deficit)
   Preferred stock, $.001 par value, 5,000,000 shares
     authorized
   Series A 8% cumulative, convertible, 1,500,000 shares
      authorized                                                     -
   Undesignated, 3,500,000 shares authorized                         -
    Common stock, $.001 par value, 2,495,000,000
       shares authorized, 116,697,714 shares
       issued and outstanding                                  116,698
    Paid in capital                                         26,079,925
    Accumulated (deficit)                                  (37,087,530)
                                                           -----------
                                                           (10,890,907)
                                                           -----------

                                                           $ 1,147,074
                                                           ===========







See accompanying notes to the financial statements.

                             Med Gen, Inc.
                       Statements of Operations
   For the Three Months and Nine Months Ended June 30, 2006 and 2005
                             (Unaudited)

                                                         Three Months                 Nine Months
                                                 -----------------------------------------------------------
                                                    2006           2005           2006           2005
                                                 -----------    -----------    ------------   --------------
                                                                 (Restated)                     (Restated)

Net sales                                        $    32,729    $   181,034    $    178,697    $     664,678

Cost of sales                                        141,221         99,658         221,050          270,747
                                                 -----------    -----------    ------------   --------------

Gross profit (loss)                                 (108,492)        81,376         (42,353)         393,931
                                                 -----------    -----------    ------------   --------------
Operating expenses:
  Non cash stock compensation -
   selling, general and administrative               269,070         60,000         494,420          365,640
  Selling, general and administrative expenses       503,211        557,582       1,562,198        1,184,738
                                                 -----------    -----------    ------------   --------------
                                                     772,281        617,582       2,056,618        1,550,378
                                                 -----------    -----------    ------------   --------------

(Loss) from operations                              (880,773)      (536,206)     (2,098,971)      (1,156,447)
                                                 -----------    -----------    ------------   --------------
Other (income) expense:
  Interest expense                                   484,224         47,111         692,190           56,171
  Gain on litigation settlement                     (782,848)             -        (782,848)               -
  Derivative instruments                             372,927      3,294,047       8,659,454       12,622,158
  Non cash stock interest expense                          -              -               -          180,000
                                                 -----------    -----------    ------------   --------------
                                                      74,303      3,341,158       8,568,796       12,858,329
                                                 -----------    -----------    ------------   --------------

(Loss) before income taxes                          (955,076)    (3,877,364)    (10,667,767)     (14,014,776)

Income taxes                                               -              -               -                -
                                                 -----------    -----------    ------------   --------------

Net (loss)                                       $  (955,076)   $(3,877,364)   $(10,667,767)   $ (14,014,776)
                                                 ===========    ===========    ============    =============
Per share information - basic and fully diluted:
 Weighted average shares outstanding              80,687,925     30,806,777      38,102,335       29,065,385
                                                 ===========    ===========    ============    =============

 Net (loss) per share                            $     (0.01)   $     (0.13)   $      (0.28)   $       (0.48)
                                                 ===========    ===========    ============    =============










See accompanying notes to the financial statements.

                          Med Gen, Inc.
                    Statements of Cash Flows
        For the Nine Months Ended June 30, 2006 and 2005
                           (Unaudited)


                                                      2006              2005
                                                 -------------      ------------
Cash flows from operating activities:
 Net cash (used in) operating activities         $  (1,196,513)     $   (963,390)
                                                 -------------      ------------
Cash flows from investing  activities:
 Net cash (used in) investing activities                (9,174)                -
                                                 -------------      ------------
Cash flows from financing activities:
Borrowing (repayment) of related party notes                 -          (175,000)
Proceeds from option exercise                              350           101,987
Proceeds From convertible debentures                 1,850,000         1,337,500
                                                 -------------      ------------
 Net cash provided by financing activities           1,850,350         1,264,487
                                                 -------------      ------------

Net increase in cash                                   644,663           301,097

Beginning - cash and cash equivalents                        -           213,708
                                                 -------------      ------------

Ending - cash and cash equivalents               $     644,663      $    514,805
                                                 =============      ============




See accompanying notes to the financial statements.

                          MED GEN, INC.
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 2006
                           (UNAUDITED)
(1)  Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of September 30, 2005, and for the two years then ended, including notes thereto included in the Company's Form 10-KSB.

(2)  Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive commons stock equivalents are not considered in the computation.

(3)  Inventory

Inventory is stated at the lower of cost, determined on  a  first
in,   first  out  basis,  or  market  value.  Inventory  consists principally of finished goods and packaging materials.

(4)  Stockholders' (Deficit)

During the period from October 2005 through June 2006, the Company issued an aggregate of 26,380,000 shares of common stock for services rendered. The shares were valued at their fair market value of $494,420 which was charged to operations during the period.

During the period from October 2005 through June 2006 the Company issued an aggregate of 72,438,750 shares of common stock for the conversion $597,179 of the notes described on Note 6 .

During December 2005 the Company cancelled an aggregate of 400,000 shares of common stock which it held for issuance to settle the litigation described in Note 5 . In addition, during June 2006, the Company issued an aggregate of 15,000,000 shares of common stock with a fair value of $435,000 as a partial payment to settle the litigation described in Note 5. The shareholders have the right in certain circumstances to redeem the 15,000,000 shares for $200,000; or have the Company issue sufficient shares, so that together with the 15,000,000 shares the total value of the shares held by these shareholders has a value of $200,000. The Company has classified $200,000 as redeemable shares in the balance sheet at June 30, 2006.

During the period ended June 30, 2006, the Company adjusted the receivable related to common shares held by an officer from $35,000 to $350 and charged $34,650 to operations related to this repricing. The officer also paid the $350 to the Company.

Stock-based Compensation

The  Company did not issue options during the period  ended  June
30, 2006.

A summary of stock option activity is as follows:

                                           Weighted     Weighted
                                Number      average      average
                                  of       exercise       fair
                                shares      price         value
                                ------      -----         -----
     Balance at
        September  30, 2005     9,197       $24.50       $24.50
     Granted                        -
     Exercised/Forfeited            -
                                -----
     Balance at
       June 30, 2006            9,197       $24.50       $24.50
                                =====

The following table summarizes information about fixed-price stock options at June 30, 2006:


                           Outstanding                   Exercisable
                           -----------                   -----------
               Weighted     Weighted      Weighted-
               Average       Average       Average
   Exercise     Number     Contractual     Exercise    Number    Exercise
   Prices     Outstanding     Life          Price    Exercisable   Price
   ------     -----------     ----          -----    -----------   -----
   $1.01         1,597      1.0 years      $20.20       1,597      $20.20
   $1.25         5,000      3.0 years      $25.00     100,000      $25.00
   $1.31         2,600      3.0 years      $26.20       2,600      $26.20
              -----------                            -----------
                 9,197                                  9,197
              ===========                            ===========

(5)  Commitments, Concentrations and Contingencies

During  the period ended June 30, 2006, the Company derived  37%,
22% and 20% of its total sales from three customers.

Litigation

During May 2003 Global Healthcare Laboratories, Inc. (Global) made a claim against the Company for breach of contract under a
master   license  agreement.  Management  contended  that  Global
committed fraud and multiple breaches of the master license agreement and that the claim was without merit. The matter was re-filed for the third time by the plaintiffs after two prior dismissals by the Federal courts for failure to state a cause of action. On August 31, 2004 a verdict was rendered in favor of the plaintiffs and they were awarded a judgment in the sum of $2,501,191. The Company initially intended to appeal the verdict, however on December 3, 2004, the Company and Global settled the matter as follows:

The Company would make cash payments to Global aggregating $200,000 through March 1, 2005, and would issue to Global an aggregate of 400,000 shares of common stock. The shares to be issued were valued at their fair market value of $1,120,000. The Company has recorded an accrual of $200,000 for the cash payments due and a stock subscription of $1,120,000 for the common shares issuable at September 30, 2004, and charged $1,320,000 to operations for the settlement during the year ended September 30, 2004. The Company has agreed to file a registration statement covering an aggregate of 510,000 shares of common stock on or before January 15, 2005, and should it not due so an additional 25,000 shares of common stock would be due to Global. Global will be required to execute proxies giving the voting rights of the shares issuable to an officer of the Company.

A dispute between the parties arose and the settlement agreement was set aside by the Court and no new settlement agreement has yet been reached. Through September 30, 2005, the Company made payments to Global aggregating $75,000. At September 30, 2005, the Company has recorded an accrual amounting $2,426,191 (the original judgment of $2,501,191 less the payments made of $75,000) plus post judgment interest at 7% of $169,800. During the year ended September 30, 2005, the Company charged $1,181,191 to operations for the difference between the settlement recorded during 2004 and the total judgment awarded. The Company is currently attempting to negotiate a new settlement agreement with Global. In addition, the Company issued 400,000 shares of its common stock which were held by the Company pending issuance to Global. These shares were cancelled when the settlement was set aside.

During the period ended June 30, 2006, the Company recorded an additional $43,770 of post judgment interest.

During April 2006 the Company settled the litigation by agreeing to the following:

A cash payment of $300,000
29 monthly payments of $31,667
The issuance of 15,000,000 common shares subject to registration rights

The holders of the shares shall have the right beginning on the effective date of the registration statement for a period of two years to require the Company at the Company's discretion to sell the shares back to the Company for $200,000 or require the Company to issue additional shares so that the value of the shares held by the holders is $200,000.

As a result of the settlement the Company's obligation related to the litigation was reduced by $782,848 which has been recorded as a gain on the settlement date.

In December 2005, the Company filed litigation against CVS, Inc. The Company sold CVS in excess of $140,000 dollars of goods and received payment of approximately $26,000 during an 18 month period. CVS terminated the product in late May 2005 and claims the Company owes them $77,000. Management cannot determine the outcome of this litigation at this time.

During the periods covered by these financial statements the Company issued shares of common stock and subordinated debentures without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, if such exemptions were found not to apply, this could have a material impact on the Company's financial position and results of operations. In addition, the Company issued shares of common stock pursuant to Form S-8 registration statements and pursuant to Regulation S. The Company believes that it complied with the requirements of Form S-8 and Regulation S in regard to these issuances, however if it were determined that the Company did not comply with these provisions this could have a material impact on the Company's financial position and results of operations.

(6) CALLABLE  SECURED  CONVERTIBLE  NOTES  AND  DERIVATIVE
    INSTRUMENT LIABILITIES

Derivative financial instruments

The   Company  does  not  use  derivative  instruments  to  hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company may also issue options or warrants to non-employees in connection with consulting or other services they provide.

Certain instruments, including convertible debt and equity instruments and the freestanding options and warrants issued in connection with those convertible instruments, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date. The existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physical or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, the Company uses the Black-Scholes option pricing model to value the derivative instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt or equity instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount.

To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, usually using the effective interest method. When the instrument is convertible preferred stock, the dividends payable are recognized as they accrue and, together with the periodic amortization of the discount, are charged directly to retained earnings.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

On March 30, 2005, the Company entered into a Securities Purchase Agreement with four accredited investors ("Note Holders") for the sale of up to (i) $1,540,000 in Callable Secured Convertible Notes (the "Convertible Notes") and (ii) warrants to purchase up to 1,540,000 shares of its common stock (the "Warrants"). The Convertible Notes bear interest at 8% and have a maturity date of three years from the date of issuance. The Company is not required to make any principal payments during the term of the Convertible Notes. The Convertible Notes are convertible into shares of the Company's common stock at the Note Holders' option, at the lower of (i) $0.09 per share or (ii) 60% of the average of the three lowest intra-day trading prices for the common stock as quoted on the Over-the-Counter Bulletin Board for the 20 trading days preceding the conversion date. The warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.085 per share. The full principal amount of the Notes is due upon the occurrence of an event of default.

The Convertible Notes and the Warrants were issued in three tranches, on March 30, 2005 ($740,000 of Convertible Notes and 740,000 Warrants), on May 25, 2005 ($700,000 of Convertible Notes and 700,000 Warrants), and on August 23, 2005 ($100,000 of
Convertible Notes and 100,000 Warrants).

On August 31, 2005, the Company sold an additional $500,000 of Convertible Notes and 500,000 Warrants to the same four investors. The terms of these Convertible Notes and Warrants are the same as those previously issued, except that the exercise price of the Warrants is $0.09 per share.

On October 31, 2005, the Company sold an additional $600,000 of Convertible Notes and 600,000 Warrants to the same four investors. The terms of these Convertible Notes and Warrants are the same as those previously issued, except that the conversion price is $0.04 and the exercise price of the Warrants is $0.10 per share.

On February 23, 2006, the Company sold an additional $600,000 of Convertible Notes and 600,000 Warrants to the same four investors. The terms of these Convertible Notes and Warrants are the same as those previously issued, except that the conversion price is $0.04 and the exercise price of the Warrants is $0.05 per share.

On April 21, 2006, the Company sold an additional $750,000 of Convertible Notes and 750,000 Warrants to the same four investors. The terms of these Convertible Notes and Warrants are the same as those previously issued, except that the conversion price is $0.04 and the exercise price of the Warrants is $0.05 per share. In addition, the Company issued 30,000,000 Warrants, exercisable for a period of seven years and with an exercise price of $0.05 per share, to the same four investors, in lieu of cash interest payments on all outstanding convertible notes for the four months ending August 31, 2006.

The conversion price of the Convertible Notes and the exercise price of the warrants will be adjusted in the event that the Company issues common stock at a price below the initial fixed conversion or exercise price, with the exception of any shares of common stock issued in connection with the Convertible Notes. The conversion price of the Convertible Notes and the exercise price of the warrants may also be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Note Holders' position. The Note Holders have contractually agreed to restrict their ability to convert their Convertible Notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by the Note Holders and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, the Company has granted the Note Holders registration rights and a security interest in substantially all of the Company's assets. The Company has the right to prepay the Convertible Notes under certain circumstances at a premium ranging from 25% to 50% of the principal amount, depending on the timing of such prepayment.

Pursuant to the terms of a Registration Rights Agreement entered into with the Note Holders, the Company is obligated to register for resale, within a defined time period, the shares underlying the Warrants and the shares issuable on conversion of the Convertible Notes. The terms of the Registration Rights Agreement provide that, in the event that the registration statement does not become effective within 105 days of the issuance of the Warrants or Convertible Notes, the Company is required to pay to the Note Holders as liquidated damages, an amount equal to 2% per month of the principal amount of the Convertible Notes. This amount may be paid in cash or, at the Holder's option, in shares of common stock priced at the conversion price then in effect on the date of the payment.

Because the Warrants are subject to a Registration Rights Agreement with the Note Holders, they have been accounted for as derivative instrument liabilities (see below) in accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Common Stock" (EITF 00-19). Accordingly the initial fair values of the warrants were recorded as derivative instrument liabilities. The fair values of the warrants were determined using the Black-Scholes valuation model, based on the market price of the common stock on the dates the Warrants were issued, an expected dividend yield of 0%, a risk-free interest rate based on constant maturity rates published by the U.S. Federal Reserve, applicable to the life of the Warrants, expected volatility of 50% and the contractual life of the Warrants.

The Company is required to re-measure the fair value of the warrants at each reporting period. Accordingly, the Company re-measured the fair value of the Warrants at June 30, 2006 using the Black-Scholes valuation model based on the market price of the common stock on that date, an expected dividend yield of 0%, a risk-free interest rate based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining term of the Warrants, expected volatility of 50% and an expected life equal to the remaining term of the Warrants. This resulted in a fair market value for the warrants of $244,582 at June 30, 2006.

Because the conversion price of the Convertible Notes is not fixed, the Convertible Notes are not "conventional convertible debt" as that term is used in EITF 00-19. Accordingly, because the shares underlying the conversion of the Convertible Notes are subject to the Registration Rights Agreement with the Holders, the Company is required to bifurcate and account separately for the embedded conversion options, together with any other derivative instruments embedded in the Convertible Notes.

The conversion option related to each Convertible Note, together with the embedded call options represented by the Note Holders' right to receive interest payments and any registration rights penalties in common stock, were treated, for each Convertible Note, as a single compound derivative instrument, and were bifurcated from the Convertible Note and accounted for separately as a derivative instrument liability (see below). The bifurcated embedded derivative instruments, including the embedded conversion options which were valued using the Black-Scholes valuation model, were recorded at their initial fair values. When the initial fair values of these embedded derivative instruments, together with the fair values of the Warrants that were also accounted for as derivative instrument liabilities and recorded at their fair values, exceeded the proceeds received (the face amount of the Convertible Notes), the difference was recorded as an immediate charge to income.

The discount from the face amount of the Convertible Notes represented by the value assigned to the Warrants and bifurcated derivative instruments is being amortized over the period to the due date of each Convertible Note, using the effective interest method.

A summary of the Callable Secured Convertible Notes and derivative instrument liabilities at June 30, 2006, is as follows:

Callable Secured Convertible Notes; 8% per annum;
   due March 30, 2008                                           $740,000
Less: face amount of Notes converted                            (720,788)
                                                                --------
                                                                  19,212
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                  (19,075)
                                                                --------
                                                                $    137
                                                                --------
Callable Secured Convertible Notes; 8% per annum;
   due May 25, 2008                                             $700,000
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                 (700,000)
                                                                --------
                                                                $      -
                                                                --------
Callable Secured Convertible Notes; 8% per annum;
   due August 23, 2008                                          $100,000
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                 (100,000)
                                                                --------
                                                                $      -
                                                                --------
Callable Secured Convertible Notes; 8% per annum;
   due August 31, 2008                                          $500,000
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                 (500,000)
                                                                --------
                                                                $      -
                                                                --------
Callable Secured Convertible Notes; 8% per annum;
   due October 31, 2008                                         $600,000
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                 (340,939)
                                                                --------
                                                                $259,061

Callable Secured Convertible Notes; 8% per annum;
   due February 23, 2009                                        $600,000
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                 (600,000)
                                                                --------
                                                                $      -
                                                                --------

Callable Secured Convertible Notes; 8% per annum;
   due February 23, 2009                                        $750,000
Less: unamortized discount related to warrants and bifurcated
embedded derivative instruments                                 (750,000)
                                                                --------
                                                                $      -
                                                                --------

Total carrying value at June 30, 2006                           $259,198
                                                                ========

Derivative financial instrument liabilities

We use the Black-Scholes valuation model to value the Warrants and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities.

In valuing the Warrants and the embedded conversion option components of the bifurcated embedded derivative instruments, at the time they were issued and at June 30, 2006, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the Convertible Notes. All warrants and conversion options can be exercised by the holder at any time.

Because of the limited historical trading period of our common stock, the expected volatility of our common stock over the remaining life of the conversion options and Warrants has been estimated at 50%. The risk-free rates of return used were based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the conversion options or Warrants.

At June 30, 2006, the following derivative liabilities related to common stock Warrants and embedded derivative instruments were outstanding:

                                          Exercise              Value-
                                          Price Per  Value-    June 30
Issue Date  Expiry Date                     Share   Issue Date  2006
______________________________________________________________________
03-30-2005  03-30-2010  740,000 warrants    $0.085  $673,400$  1,371

05-25-2005  05-25-2010  700,000 warrants     0.085   693,000   1,410

08-23-2005  08-23-2010  100,000 warrants     0.085    31,000     207

08-26-2005  08-26-2010  500,000 warrants     0.090   145,000   1,048

10-31-2005  10-31-2010  600,000 warrants     0.010     6,000   1,157

02-23-2006  02-23-2011  600,000 warrants     0.050     2,081   3,137

04-21-2006  04-21-2011  750,000 warrants     0.050     6,932   4,069

04-21-2006  04-21-2013  30,000,000 warrrants 0.050   363,005 232,183
                                                             -------
Fair value of freestanding derivative instrument
   liabilities for warrants                                $ 244,582
                                                            --------

                                                       Value-     Value-
                                                       Issue      June 30,
Issue Date  Expiry Date                                Date        2006
__________________________________________________________________________

03-30-2005  03-30-2008  $19,212 convertible notes   $9,176,010  $   62,060

05-25-2005  05-25-2008  $700,000 convertible notes   9,451,556   2,229,836

08-23-2005  08-23-2008  $100,000 convertible notes     413,333     311,292

08-26-2005  08-26-2008  $500,000 convertible notes   1,928,889   1,552,972

10-31-2005  10-31-2008  $500,000 convertible notes     372,000   1,835,979

02-23-2006  02-23-2009  $600,000 convertible notes   1,487,973   1,776,988

04-21-2006  04-21-2009$750,000 convertible notes     1,758,445   2,510,808
                                                                 ---------
Fair value of bifurcated embedded derivative instrument
liabilities associated with the above convertible notes        $10,279,935
                                                                ----------
Total derivative financial instruments                         $10,524,517
                                                                ==========

(7)  Basis of Reporting

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced a significant loss from operations including the settlement of certain litigation. For the period ended June 30, 2006, the Company incurred a net loss of $10,667,767 and has a working capital deficit, an accumulated deficit and a stockholders' deficit of $290,670, $37,087,530 and $10,890,907 at June 30, 2006.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to expand its revenue base by adding new customers and increasing its advertising. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(8)  Subsequent Events

Through August 9, 2006, the Company issued 48,300,000 shares of common stock related to the conversion of the convertible debt of $321,050 described in Note 6 and 30,000,000 shares of common stock for services.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Board of Directors
Med Gen, Inc.

We have audited the accompanying balance sheet of Med Gen, Inc. as of September 30, 2005, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended September 30, 2004 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Med Gen, Inc. as of September 30, 2005, and results of its operations and its cash flows for the years ended September 30, 2004 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses from operations and has working capital and stockholder deficiencies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Stark Winter Schenkein & Co., LLP

/s/Stark Winter Schenkein & Co., LLP


Denver, Colorado
January 16, 2006

                              Med Gen, Inc.
                              Balance Sheet
                            September 30, 2005

ASSETS

Current Assets
   Cash and cash equivalents                           $       760,934
    Accounts receivable, net of reserve of $10,000              43,361
    Inventory                                                  129,201
    Other current assets                                         5,700
                                                       ---------------
      Total Current Assets                                     939,196
                                                       ---------------

Property and Equipment, net                                     37,999
                                                       ---------------
Other Assets
    Deferred financing fees                                    194,670
    Deposits and other                                          52,735
                                                       ---------------

                                                       $     1,224,600
                                                       ===============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable                                    $        35,315
   Accrued expenses                                            265,080
   Accrued litigation judgment                               2,426,191
                                                       ---------------
      Total Current Liabilities                              2,726,586
                                                       ---------------
Derivitive financial instruments                               608,766
Convertible debentures                                               -

Stockholders' Equity
   Preferred stock, $.001 par value, 5,000,000 shares
     authorized:
   Series A 8% cumulative, convertible, 1,500,000 shares
      authorized, no shares issued and outstanding                   -
   Undesignated, 3,500,000 shares authorized                         -
   Common stock, $.001 par value, 495,000,000
     shares authorized, 3,278,777 shares
     issued and outstanding                                      3,279
   Paid in capital                                          24,340,732
   Accumulated (deficit)                                   (26,419,763)
                                                       ---------------
                                                            (2,075,752)
   Receivable for common stock                                 (35,000)
                                                       ---------------
                                                            (2,110,752)
                                                       ---------------

                                                       $     1,224,600
                                                       ===============


              See accompanying notes to financial statements.

                              Med Gen, Inc.
                        Statements of Operations
              For the Years Ended September 30, 2004 and 2005


                                                               2004            2005
                                                           ------------    ------------
Net sales                                                  $  1,043,101    $    802,127

Cost of sales                                                   436,534         330,069
                                                           ------------    ------------

Gross profit                                                    606,567         472,058
                                                           ------------    ------------
Operating expenses:
  Selling, general and administrative expenses -
   non cash stock compensation - not included
   in selling, general and administrative expenses below      5,496,425       6,551,800
   Litigation                                                 1,320,000       1,181,191
  Selling, general and administrative expenses                2,847,869       1,635,653
                                                           ------------    ------------
                                                              9,664,294       9,368,644
                                                           ------------    ------------

(Loss) from operations                                       (9,057,727)     (8,896,586)
                                                           ------------    ------------
Other (income) expense:
  Derivitive instrument expense                                       -       3,064,322
  Interest expense                                              113,597         253,992
                                                           ------------    ------------
                                                                113,597       3,318,314
                                                           ------------    ------------

Net (loss)                                                 $ (9,171,324)   $(12,214,900)
                                                           ============    ============
Per share information - basic and fully diluted:

 Weighted average shares outstanding                            594,592       1,714,454
                                                           ============    ============

 Net (loss) per share                                      $     (15.42)   $      (7.12)
                                                           ============    ============

              See accompanying notes to financial statements.

                              Med Gen, Inc.
                 Statement of Stockholders' Equity (Deficit)
               For the Years Ended September 30, 2004 and 2005


                                                                             Receivable for
                                            Common Stock       Additional       Common        Accumulated
                                            ------------
                                            Shares  Amount   Paid in Capital    Stock           Deficit       Total
                                            ------  ------   ---------------   ----------       -------       -----
Balance September 30, 2003                  61,212  $    62   $  4,904,447    $  (752,225)   $ (5,033,539) $   (881,255)

Common stock issued pursuant to
 Regulation S Offerings                    588,215      588      2,126,187              -               -     2,126,775
Payment on option exercise                       -        -              -      1,059,173               -     1,059,173
Common stock issued for services            16,000       16        302,584              -               -       302,600
Stock options issued                             -        -        112,500              -               -       112,500
Exercise of stock options                  566,250      566      5,442,334     (5,442,900)              -             -
Reduction in exercise price of
 stock options                                   -        -              -      5,081,325               -     5,081,325
Conversion of notes payable                 15,101       15        399,985                                      400,000
Stock issuable pursuant to
 settlement of litigation                        -        -      1,120,000              -               -     1,120,000
Net (loss)                                       -        -              -              -      (9,171,324)   (9,171,324)
                                         ---------   ------    -----------     ----------    ------------   -----------

Balance September 30, 2004               1,246,777    1,247     14,408,037        (54,627)    (14,204,863)      149,794

Cancellation of stock issuable pursuant
 to settlement of litigation                     -        -     (1,120,000)             -               -    (1,120,000)
Conversion of convertible debentures
 including embedded derivative
 instruments                               832,000      832      4,419,735              -               -     4,420,567
Exercise of stock options                  100,000      100        199,900       (200,000)              -             -
Payments on stock options                        -        -              -        101,987               -       101,987
Adjustment of option price                       -        -              -        117,640               -       117,640
Value of options issued                          -        -        120,000              -               -       120,000
Common stock issued for services           700,000      700      6,313,460              -               -     6,314,160
Common stock issued for settlement
 of litigation and subsequently
 cancelled                                 400,000      400           (400)             -               -             -
Net (loss)                                       -        -              -              -     (12,214,900)  (12,214,900)
                                         ---------   ------    -----------     ----------    ------------   -----------

Balance September 30, 2005               3,278,777  $ 3,279   $ 24,340,732    $   (35,000)   $(26,419,763) $ (2,110,752)
                                         =========  =======   ============    ===========    ============  ============

              See accompanying notes to financial statements.

                               Med Gen, Inc.
                         Statements of Cash Flows
               For the Years Ended September 30, 2004 and 2005

                                                           2004             2005
                                                      -------------    --------------
Cash flows from operating activities:
Net (loss)                                            $  (9,171,324)   $  (12,214,900)
  Adjustments to reconcile net (loss) to
  net cash (used in) operating activities:
  Depreciation and amortization                              30,709            24,518
  Derivatives                                                     -         4,298,243
  Common shares and options issued for services           5,496,425         6,551,800
  Common stock subscriptions for settlement
     of litigation 1,120,000 -
Changes in assets and liabilities:
  Decrease in accounts receivable                           323,042           135,029
  (Increase) decrease in inventory                           97,817            (8,332)
  Decrease in other current assets                           15,700                 -
  (Increase) decrease in deposits and
     other assets                                            90,297           (18,963)
  (Decrease) in accounts payable                           (263,197)          (49,755)
  Derivative classification of convertible
     debentures                                                   -        (1,308,910)
  Increase in accrued litigation                                  -         1,306,191
  Increase in accrued expenses                              200,000            65,080
                                                      -------------    --------------
Net cash (used in) operating activities                  (2,060,531)       (1,219,999)
                                                      -------------    --------------
Cash flows from investing activities:
  Acquisition of property and equipment                           -            (5,092)
                                                      -------------    --------------
Net cash (used in) investing activities                           -            (5,092)
                                                      -------------    --------------
Cash flows from financing activities:
  Proceeds from advances and notes payable -
     related parties                                        340,200           411,000
  Repayment of advances notes payable -
     related parties                                     (1,312,700)         (586,000)
  Proceeds from convertible debentures                            -         1,935,000
  Financing fees                                                  -           (89,670)
  Repayment of convertible debentures                       (30,000)                -
  Proceeds from option exercises -
     related parties                                      1,059,173           101,987
       Proceeds from stock issuances                      2,126,775                 -
                                                      -------------    --------------
Net cash provided by financing activities                 2,183,448         1,772,317
                                                      -------------    --------------

Net increase in cash                                        122,917           547,226

Beginning - cash balance                                     90,791           213,708
                                                      -------------    --------------

Ending - cash balance                                 $     213,708    $      760,934
                                                      =============    ==============
Supplemental cash flow information:
  Cash paid for income taxes                          $           -    $            -
                                                      =============    ==============
  Cash paid for interest                              $     113,597    $       52,267
                                                      =============    ==============
Non cash investing and financing activities:
  Common shares issued for receivable                 $   5,442,900    $            -
                                                      =============    ==============
  Conversion of notes payable to common stock         $     400,000    $      122,324
                                                      =============    ==============
  Reclassification of paid in capital to accrued
     litigation                                       $           -    $    1,120,000
                                                      =============    ==============

              See accompanying notes to financial statements.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Med Gen, Inc. the (Company) was incorporated October 22, 1996, under the laws of the State of Nevada and began operations in the State of Florida on November 12, 1996. The Company currently markets an all natural product, SNORENZ, which is designed to aid in the prevention of snoring. The Company also plans to offer additional products dealing with alternative nutritionals as well as other health related items.

Reclassifications

Certain   items  presented  in  the  previous  year's   financial
statements have been reclassified to conform to current year presentation.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue  is  recognized  at the time the  product  is  delivered.
Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At September 30, 2005, the Company's cash on deposit at 3 financial institutions exceeded the federally insured limits by $460,934.

Inventory

Inventory is stated at the lower of cost, determined on the first-in, first-out method, or net realizable market value. Inventory at September 30, 2005, consisted of finished goods and packaging materials.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major improvements and additions are added to the property and equipment accounts while replacements, maintenance and repairs, which do not extend the life of the assets, are expensed.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. Accounts receivable are stated net of an allowance of $10,000.

The  Company's standard credit terms are net 30 days. In  certain limited instances and in conjunction with initial orders by large established retailers the Company will extend credit terms to  90 to 120 days.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


Depreciation and Amortization

Depreciation and amortization are computed by using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are summarized as follows:

                 Furniture and fixtures           7 years
                 Office and computer equipment    5 years
                 Computer software                3 years
                 Leasehold improvements           5 years

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values. The carrying value of the Company's long-term debt approximated its fair value based on the current market conditions for similar debt instruments.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. To date, no material impairment has been indicated. Should there be an impairment, in the future, the Company will measure the amount of the impairment based on the amount that the carrying value of the impaired assets exceed the undiscounted cash flows expected to result from the use and eventual disposal of the from the impaired assets.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

In addition, the determination and valuation of derivative financial instruments is a significant estimate.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs charged to expense included in selling, general and administrative expenses, amounted to $958,259 and $406,168 for the years ended September 30, 2004, and 2005. Advertising costs include agreed upon amounts withheld from payments on accounts receivable by certain customers for advertising done by the specific customer.

Segment Information

The Company follows SFAS 131, Disclosures about "Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The
provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Derivative financial instruments

The   Company  does  not  use  derivative  instruments  to  hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company may also issue options or warrants to non-employees in connection with consulting or other services they provide.

When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances.

Certain instruments, including convertible debt and equity instruments and the freestanding options and warrants issued in connection with those convertible instruments, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date. If the convertible debt or equity instruments are not considered to be "conventional", then the existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physical or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, the Company uses the Black-Scholes option pricing model to value the derivative instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt or equity instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount.

To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005



The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, usually using the effective interest method. When the instrument is convertible preferred stock, the dividends payable are recognized as they accrue and, together with the periodic amortization of the discount, are charged directly to retained earnings.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Deferred Financing Fees

The   Company  amortizes  fees  associated  with  obtaining  debt instruments over the term of the related debt using the effective interest method. Deferred financing fees aggregated $194,670 at September 30, 2005.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending September 30, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


beginning  with its fiscal year ending September  30,  2007.  The
Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term 'conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

 In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

NOTE 2. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations including the settlement of certain litigation as discussed in
Note 9. For the years ended September 30, 2004 and 2005, the Company incurred net losses of $9,171,324 and $12,214,900 and has working capital and stockholders' deficits of $1,787,390 and $2,110,752 at September 30, 2005.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity, settle litigation and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to expand its revenue base by adding new customers and increasing its advertising and to settle the litigation discussed in Note 9. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2005, consisted of the following:

     Furniture and office equipment             $  70,506
     Computer equipment and  software              80,339
     Leasehold improvements                         7,657
                                                ---------
                                                  158,502
     Accumulated depreciation and amortization   (120,503)
                                                ---------
                                                $  37,999
                                                =========

Depreciation  and  amortization  expense  for  the  years   ended
September 30, 2004, and 2005 was $30,709 and $24,518.

NOTE 4. NOTES AND ADVANCES PAYABLE - RELATED PARTIES

Through September 2003 the Company had borrowed an aggregate of $875,000 from an affiliated entity. During 2004 and 2005, the Company borrowed an additional $225,000 and $286,000 from this affiliated entity. The note bears interest at 8% per annum, requires monthly interest payments and is due on demand. The Company paid interest aggregating $102,005 and $10,124 during 2004 and 2005, related to this note. Substantially all of the Company's assets secured this loan. Through September 30, 2005, the Company repaid the entire balance of $1,386,000.

Through September 2003 the Company had borrowed an aggregate of $205,000 from an officer. During 2004 and 2005, the Company borrowed an additional $100,000 and $125,000 from this officer. The loans were due on demand and accrued interest at 10% per annum. Through September 30, 2005, the loans were repaid. The Company paid interest aggregating $11,592 and $0 during 2004 and 2005, related to these advances.

During  2003  an officer advanced $70,000 to the Company.  During
2004  this  officer  and another officer advanced  an  additional
$15,200. These advances were repaid $2,500 during 2003 and $82,700 during 2004.

NOTE 5. CONVERTIBLE DEBENTURES

Convertible debentures, as of September 30, 2003, aggregated $30,000 maturing on July 31, 2004 and providing for 8% annual interest. Each $1,000 face value debenture is convertible into 100 shares of common stock. Additionally, each $1,000 face value debenture includes 50 warrants, which were convertible into 50 shares of common stock at $125 per share. The warrants were non-detachable and expired on July 31, 2004. During the year ended September 30, 2004, the Company repaid this $30,000 debenture.

During February through April 2002 the Company issued $400,000 of
8% cumulative convertible debentures due in May 2004 for cash aggregating $400,000. The debentures were convertible into common shares of the Company as follows:

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


   At any time after the Company's common stock price exceeds  $3 per share for a period of ten consecutive trading days the holder may convert 50% of the value of the debenture into common stock at the rate of $40 per common share (election to convert).

   The remaining 50% of the debenture may be redeemed by the Company for cash or may be converted into the number of common shares of the Company determined by dividing the balance of the value of the debenture by the common stock price at the time of the election to convert.

Notwithstanding the above, on the 25th monthly anniversary of the date of the investments the debentures automatically convert into common stock as follows:

   50% of the value of the debentures converts into common stock at the rate of $40 per common share and the remaining 50% of the value of the debentures converts into the number of common shares determined by dividing the balance of the value of the debentures by the common stock price at the 25th monthly anniversary.

The shares of common stock to be issued upon conversion are subject to certain registration rights.

During the year ended September 30, 2004, these debentures were converted into an aggregate of 15,101 shares of common stock. The conversions were made based on the fair market value of the Company's common stock on the conversion date.

NOTE 6.  CALLABLE SECURED CONVERTIBLE NOTES AND DERIVATIVE
         INSTRUMENT LIABILITIES

On March 30, 2005, the Company entered into a Securities Purchase Agreement with four accredited investors ("Note Holders") for the sale of up to (i) $1,540,000 in Callable Secured Convertible Notes (the "Convertible Notes") and (ii) warrants to purchase up to 1,540,000 shares of its common stock (the "Warrants"). The Convertible Notes bear interest at 8% and have a maturity date of three years from the date of issuance. The Company is not required to make any principal payments during the term of the Convertible Notes. The Convertible Notes are convertible into shares of the Company's common stock at the Note Holders' option, at the lower of (i) $0.09 per share or (ii) 60% of the average of the three lowest intra-day trading prices for the common stock as quoted on the Over-the-Counter Bulletin Board for the 20 trading days preceding the conversion date. The warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.085 per share. The full principal amount of the Notes is due upon the occurrence of an event of default.

The Convertible Notes and the Warrants were issued in three tranches, on March 30, 2005 ($740,000 of Convertible Notes and 740,000 Warrants), on May 25, 2005 ($700,000 of Convertible Notes and 700,000 Warrants), and on August 23, 2005 ($100,000 of
Convertible Notes and 100,000 Warrants).

On August 31, 2005, the Company sold an additional $500,000 of Convertible Notes and 500,000 Warrants to the same four investors. The terms of these Convertible Notes and Warrants are the same as those previously issued, except that the exercise price of the Warrants is $0.09 per share.

The conversion price of the Convertible Notes and the exercise price of the warrants will be adjusted in the event that the Company issues common stock at a price below the initial fixed conversion or exercise price, with the exception of any shares of common stock issued in connection with the Convertible Notes. The conversion price of the Convertible Notes and the exercise price of the warrants may also be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


otherwise result in dilution of the Note Holders' position. The Note Holders have contractually agreed to restrict their ability to convert their Convertible Notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by the Note Holders and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, the Company has granted the Note Holders registration rights and a security interest in substantially all of the Company's assets. The Company has the right to prepay the Convertible Notes under certain circumstances at a premium ranging from 25% to 50% of the principal amount, depending on the timing of such prepayment.

Pursuant to the terms of a Registration Rights Agreement entered into with the Note Holders, the Company is obligated to register for resale, within a defined time period, the shares underlying the Warrants and the shares issuable on conversion of the Convertible Notes. The terms of the Registration Rights Agreement provide that, in the event that the registration statement does not become effective within 105 days of the issuance of the Warrants or Convertible Notes, the Company is required to pay to the Note Holders as liquidated damages, an amount equal to 2% per month of the principal amount of the Convertible Notes. This amount may be paid in cash or, at the Holder's option, in shares of common stock priced at the conversion price then in effect on the date of the payment.

Because the Warrants are subject to a Registration Rights Agreement with the Note Holders, they have been accounted for as derivative instrument liabilities (see below) in accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Common Stock" (EITF 00-19). Accordingly the fair value of the warrants, amounting to an aggregate of $1,548,800, was recorded as a derivative instrument liability. The fair value of the warrants was determined using the Black-Scholes valuation model, based on the market price of the common stock on the date the Warrants were issued, an expected dividend yield of 0%, a risk-free interest rate based on constant maturity rates published by the U.S. Federal Reserve, applicable to the life of the Warrants, expected volatility of 50% and the five year life of the Warrants.

The Company is required to re-measure the fair value of the warrants at each reporting period until the registration statement is declared effective. Accordingly, the Company re-measured the fair value of the Warrants at September 30, 2005 using the Black-Scholes valuation model based on the market price of the common stock on that date, an expected dividend yield of 0%, a risk-free interest rate based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining term of the Warrants, expected volatility of 50% and an expected life equal to the remaining term of the Warrants. This resulted in a fair market value for the warrants of $40,800 at September 30, 2005. Upon the Company meeting its obligation to register the securities, the fair value of the Warrants on that date will be reclassified to equity.

Because the conversion price of the Convertible Notes is not fixed, the Convertible Notes are not "conventional convertible debt" as that term is used in EITF 00-19. Accordingly, because the shares underlying the conversion of the Convertible Notes are subject to the Registration Rights Agreement with the Holders, the Company is required to bifurcate and account separately for the embedded conversion options, together with any other derivative instruments embedded in the Convertible Notes.

The conversion option related to each Convertible Note, together with the embedded call options represented by the Note Holders' right to receive interest payments and any registration rights penalties in common stock, were treated, for each Convertible Note, as a single compound derivative instrument, and were bifurcated from the Convertible Note and accounted for separately as a derivative instrument liability (see below). The bifurcated embedded derivative instruments, including the embedded conversion options which were valued using the Black-Scholes valuation model, were recorded at their initial fair value of an

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


aggregate of $20,969,788. Because the initial fair values of these embedded derivative instruments, together with the fair values of the Warrants that were also accounted for as derivative instrument liabilities and recorded at their fair values, exceeded the proceeds received (the face amount of the Convertible Notes), the difference was recorded as an immediate charge to income.

The discount from the face amount of the Convertible Notes represented by the value assigned to the Warrants and bifurcated derivative instruments is being amortized over the period to the due date of each Convertible Note, using the effective interest method.

A summary of the Callable Secured Convertible Notes and derivative instrument liabilities at September 30, 2005, is as follows:

Callable Secured Convertible Notes; 8% per annum; due
   March 30, 2008                                             $740,000
Less: face amount of Notes converted                          (122,324)
                                                           -----------
                                                               617,676
Less: unamortized discount related to warrants and
   bifurcated embedded derivative instruments                 (617,676)
                                                           -----------
                                                           $         -
                                                           -----------
Callable Secured Convertible Notes; 8% per annum;
   due May 25, 2008                                        $   700,000
Less: unamortized discount related to warrants and
   bifurcated embedded derivative instruments                 (700,000)
                                                           -----------
                                                           $         -
                                                           -----------
Callable Secured Convertible Notes; 8% per annum;
   due August 23, 2008                                     $   100,000
Less: unamortized discount related to warrants and
   bifurcated embedded derivative instruments                 (100,000)
                                                           -----------
                                                           $         -
                                                           -----------
Callable Secured Convertible Notes; 8% per annum;
   due August 31, 2008                                     $   500,000
Less: unamortized discount related to warrants and
   bifurcated embedded derivative instruments                 (500,000)
                                                           -----------
                                                           $         -
                                                           -----------
Total carrying value at September 30, 2005                 $         -
                                                           ===========

Derivative financial instrument liabilities

We use the Black-Scholes valuation model to value the Warrants and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities.

In valuing the Warrants and the embedded conversion option components of the bifurcated embedded derivative instruments, at the time they were issued and at September 30, 2005, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the Convertible Notes. All warrants and conversion options can be exercised by the holder at any time.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


Because of the limited historical trading period of our common stock, the expected volatility of our common stock over the remaining life of the conversion options and Warrants has been estimated at 50%. The risk-free rates of return used were based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the conversion options or Warrants.

At  September  30,  2005,  the following  derivative  liabilities
related   to   common  stock  Warrants  and  embedded  derivative
instruments were outstanding:

                                            Exercise                  Value -
                                            Price Per  Value-Issue  September 30,
Issue Date   Expiry Date                     Share        Date          2005
_________________________________________________________________________________
03-30-2005   03-30-2010   740,000 warrants   $0.085     $673,400     $14,800

05-25-2005   05-25-2010   700,000 warrants    0.085      693,000      14,000

08-23-2005   08-23-2005   100,000 warrants    0.085       31,000       2,000

08-26-2005   08-26-2005   500,000 warrants    0.090      145,000      10,000
                                                                   _________
Fair value of freestanding derivative
instrument liabilities for warrants                                  $40,800
                                                                   _________


                                                                    Value -
                                                     Value-Issue  September 30,
Issue Date   Expiry Date                                 Date          2005
_________________________________________________________________________________

03-30-2005   03-30-2008   $617,676 convertible notes    $9,176,010   $177,966

05-25-2005   05-25-2008   $700,000 convertible notes     9,451,556    210,000

08-23-2005   08-23-2008   $100,000 convertible notes       413,333     30,000

08-26-2005   08-26-2005   $500,000 convertible notes     1,928,889    150,000
                                                                    _________
Fair value of bifurcated embedded derivative instrument
  liabilities associated with the above convertible notes            $567,966
                                                                    _________
Total derivative financial instruments                               $608,766
                                                                    =========

NOTE 7. INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005



The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate	  34 %
         Effect of operating losses	 (34)%
                                        ----
                                           -
                                        ====

As of September 30, 2005, the Company has a net operating loss carryforward of approximately $8,000,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire through 2025. The deferred tax asset of approximately $2,700,000 relating to the operating loss carryforward has been fully reserved at September 30, 2005. The increase in the valuation allowance related to the deferred tax asset was $400,000 during 2005. The principal difference between the accumulated deficit for income tax purposes and for financial reporting purposes results from non-cash stock compensation and derivative instrument expense being charged to operations for financial reporting purposes.

NOTE 8. STOCKHOLDERS' (DEFICIT)

During the periods covered by these financial statements the Company issued shares of common stock and subordinated debentures without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, if such exemptions were found not to apply, this could have a material impact on the Company's financial position and results of operations. In addition, the Company issued shares of common stock pursuant to Form S-8 registration statements and pursuant to Regulation S. The Company believes that it complied with the requirements of Form S-8 and Regulation S in regard to these issuances, however if it were determined that the Company did not comply with these provisions this could have a material impact on the Company's financial position and results of operations.

During June 2005 the Company amended its Articles of Incorporation to authorize 5,000,000 shares of preferred stock $.001 par value and 245,000,000 shares of common stock $.001 par value. In October 2005 the Company amended its Articles of Incorporation to authorize 5,000,000 shares of preferred stock $.001 par value and 495,000,000 shares of common stock $.001 par value.

During September 2005 the Company affected a one for twenty reverse stock split and during November 2003 the Company affected a four to one forward stock split. All share and per share amounts have been restated to give effect to these splits.

Common stock

From February through July 2004 the Company issued 588,215 shares of common stock for cash aggregating $2,126,775 pursuant to Regulation S offerings.

During  the  year  ended September 30, 2004  the  Company  issued
16,000  shares  of common stock for services valued  at  $302,600 which represents the fair market value of the shares issued.

During the year ended September 30, 2004 officers of the Company exercised 566,250 options and received 566,250 shares of common stock. The aggregate value for the shares of $5,442,900 is due

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


from these officers at such time as they sell the shares and has been recorded as a receivable for common stock.

The Company received an aggregate of $1,059,173 as payment for shares issued to officers pursuant to option exercises during the years ended September 30, 2004 and 2003, and reduced the amount receivable related to 227,613 shares held by officers received pursuant to option exercises to $.24 per share which represented the fair market value of the shares on the date of the reduction. The Company recorded $5,081,325 in compensation expense related to this reduction. The aggregate receivable for shares issued to officers was $54,627 at September 30, 2004. During the year ended September 30, 2005, the Company issued 100,000 options to an officer exercisable at $2.00 per share. In addition, during the year ended September 30, 2005, this officer paid an aggregate of $101,987 towards the exercise price of the options and the options were repriced which resulted in a charge to operations of $117,640 during the year. The balance due from this officer was $35,000 at September 30, 2005.

From  November  2003 through May 2004 the Company  issued  15,101 shares  of common stock for the conversion of $400,000  of  debt.
The debt was converted at the fair market value of the shares issued on the conversion date (see Note 5).

At September 30, 2004, the Company recorded an aggregate of $1,120,000 related to shares issuable pursuant to the settlement of a lawsuit with Global. During the year ended September 30, 2005, the settlement agreement was set aside by the court and the $1,120,000 was reclassified to a liability.

During October 2004 the Company issued 100,000 shares of common stock to an officer pursuant to the exercise of options granted in October 2004 at $2.00 per share.

During the year ended September 30, 2005, the Company issued an aggregate of 700,000 shares of it's common stock for services with a fair value of $6,314,160 which has been charged to operations during the year. Of these shares 690,000 shares with a fair value of $6,203,600 were issued to officers, directors or affiliates.

During the year ended September 30, 2005, the holder of the debentures discussed in Note 6 converted $122,324 of debt into 832,000 shares of the Company's common stock.


Stock-based Compensation

During the year ended September 30, 2004, the Company issued options to purchase shares of common stock to certain non-employees and recorded $112,500 in compensation expense related to these issuances. During the year ended September 30, 2005, the Company issued options to purchase shares of common stock to certain officers. Compensation costs charged to operations aggregated $120,000 for the year ended September 30, 2005.

SFAS 123 requires the Company to provide proforma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS
123. The fair value of the option grants is estimated on the date of grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions for grants during the year ended September 30, 2005: expected life of options of 5 years, expected volatility of 200%, risk-free interest rate of 4% and no dividend yield. The weighted average fair value at the date of grant for options granted during the year ended September 30, 2005, approximated $2.00 per option. These results may not be representative of those to be expected in future years.

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005



Under the provisions of SFAS 123, the Company's net income (loss) and earnings (loss) per share would have been reduced (increased) to the proforma amounts indicated below:

                                           2004               2005
                                           ----                ----
Net (loss)
        As reported                      $(9,171,324)      $(12,214,900)
        Proforma                         $(9,171,324)      $(12,294,900)
Basic and diluted (loss) per share
        As reported                      $(15.42)          $(7.12)
        Proforma                         $(15.42)          $(7.17)


A summary of stock option activity is as follows:


                                              Weighted   Weighted
                                     Number   average     average
                                       of     exercise     fair
                                     shares    price       value
                                     ------    -----       -----
	Balance at
          September 30, 2003       573,980
        Granted                     38,980     $26.60      $26.60
        Exercised/Forfeited       (566,250)    $9.60       $9.60
                                  --------
	Balance at
          September 30, 2004        46,710
        Granted                    100,000     $2.00       $2.00
        Exercised/Forfeited       (137,513)    $0.44       $0.44
                                 ---------
	Balance at
          September 30, 2005         9,197     $24.50      $24.50
                                 =========

The following table summarizes information about fixed-price stock options at September 30, 2005:


                                        Outstanding        Exercisable
              Weighted      Weighted     Weighted-
               Average      Average      Average
 Exercise       Number    Contractual    Exercise     Number       Exercise
  Prices     Outstanding     Life          Price    Exercisable      Price
  ------     -----------     ----          -----    -----------      -----
  $1.01        1,597        1.0 years     $20.20       1,597       $20.20
  $1.25        5.000        3.0 years     $25.00     100,000       $25.00
  $1.31        2,600        3.0 years     $26.20       2,600       $26.20
             -------                                 -------
               9,197                                   9,197
             =======                                 =======

NOTE 9. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities under operating leases for gross monthly rent, including common area maintenance, of approximately $6,200. The office lease provides for no annual cost of living adjustments in the base rent and the warehouse leases provide for fixed annual increases in the base rent.

Future  minimum lease payments under all non-cancelable operating

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005


leases for years ending subsequent to September 30, 2005 are as follows:

          2006     $    74,400
          2007          74,400
          2008          74,400
          2009          18,600
                   -----------
                   $   241,800
                   ===========

Rent expense for the years ended September 30, 2004 and 2005 was $159,086 and $75,910.

Litigation

During May 2003 Global Healthcare Laboratories, Inc. (Global) made a claim against the Company for breach of contract under a
master   license  agreement.  Management  contended  that  Global
committed fraud and multiple breaches of the master license agreement and that the claim was without merit. The matter was re-filed for the third time by the plaintiffs after two prior dismissals by the Federal courts for failure to state a cause of action. On August 31, 2004 a verdict was rendered in favor of the plaintiffs and they were awarded a judgment in the sum of $2,501,191. The Company initially intended to appeal the verdict, however on December 3, 2004, the Company and Global settled the matter as follows:

The Company would make cash payments to Global aggregating $200,000 through March 1, 2005, and would issue to Global an aggregate of 8,000,000 shares of common stock. The shares to be issued were valued at their fair market value of $1,120,000. The Company has recorded an accrual of $200,000 for the cash payments due and a stock subscription of $1,120,000 for the common shares issuable at September 30, 2004, and charged $1,320,000 to operations for the settlement during the year ended September 30, 2004. The Company has agreed to file a registration statement covering an aggregate of 10,200,000 shares of common stock on or before January 15, 2005, and should it not due so an additional 500,000 shares of common stock would be due to Global. Global will be required to execute proxies giving the voting rights of the shares issuable to an officer of the Company.

A dispute between the parties arose and the settlement agreement was set aside by the Court and no new settlement agreement has yet been reached. Through September 30, 2005, the Company made payments to Global aggregating $75,000. At September 30, 2005, the Company has recorded an accrual amounting $2,426,191 (the original judgment of $2,501,191 less the payments made of $75,000) plus post judgment interest at 7% of $169,800. During the year ended September 30, 2005, the Company has charged $1,181,191 to operations for the difference between the settlement recorded during 2004 and the total judgment awarded. The Company is currently attempting to negotiate a new settlement agreement with Global. In addition, the Company issued 400,000 shares of its common stock which were held by the Company pending issuance to Global. These shares were cancelled when the settlement was set aside.

In December 2005, the Company filed litigation against CVS, Inc. The Company sold CVS in excess of $140,000 dollars of goods and received payment of approximately $26,000 during an 18 month period. CVS terminated the product in late May 2005 and claims the Company owes them $77,000. Management cannot determine the outcome of this litigation at this time.

NOTE 10. CONCENTRATIONS

During years ended September 30, 2004 and 2003, the Company derived substantially all of its revenue from the sale of one product, SNORENZ. Credit is granted to their customers in the

                        Med Gen, Inc.
               Notes to Financial Statements
                    September 30, 2005



normal course of business. The Company has an exclusive contract with a single manufacturing company to produce SNORENZ.

The Company's product SNORENZ will no longer be carried by WalMart. The decision was made by Walmart because of declining sales in the overall category and declining sales by its largest competitor. WalMart sales were $344,218 in 2004 and $323,474 in 2005. They represented 38% and 40% of the annual volume of sales.

In August 2005 the Company was notified by Walgreen's that Snorenz would no longer be carried by the chain. Sales at Walgreens were $142,022 in 2004 and $91,715 in 2005. They represented 16% and 11% of the annual sales volume.

NOTE 11. RELATED PARTY TRANSACTIONS

During the years ended September 30, 2004 and 2005, the Company paid consulting fees to the affiliated entity discussed in Note 4 aggregating $480,373 and $35,000.

NOTE 12. SUBSEQUENT EVENTS

From October 1, 2005 through January 18, 2006, the holders of the Callable Secured Convertible Notes advanced an additional $600,000 to the Company and converted an aggregate of $77,728 of debt into 6,337,950 shares of the Company's common stock. Through January 18, 2006, the holders of the Callable Secured Convertible Notes converted an aggregate of $200,052 into 7,169,950 shares of common stock which represents approximately 68% of the issued and outstanding shares. In addition, the Company issued 690,000 shares of common stock to an affiliate for services.

         PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


             INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, our Articles of Incorporation and By- laws provide that our directors shall not be personally liable for monetary damages for a breach of fiduciary duty as such, except for liability resulting from: bad faith; intentional misconduct; knowing violation of the law; or personal gain of a profit or advantage to which he was not entitled. This provision is intended to afford our directors additional protection from, and limit their potential liability from, suits alleging a breach of their duty of care. We believe this provision will assist us in the future in securing the services of directors who are not employees of our Company. As a result of the inclusion of such a provision, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct. Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, (the "Securities Act") may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.


       SEC registration fee              $     276.00
       Accounting fees and expenses          5,000.00
       Legal fees and expense               20,000.00
       Printing expenses                          -0-
       Federal Taxes                              -0-
       State Blue-Sky Registration                -0-
       Transfer Agent Fees                     100.00
       Miscellaneous                              -0-
                                         ------------
                      Total              $  25,376.00




                 RECENT SALES OF UNREGISTERED SECURITIES

Date        Name                          No. of Shares *   Consideration
----        ----                          ---------------   -------------
2/01/04 -   Various investors in
7/31/04     Regulation S private placement     11,764,294   $2,126,775
1/12/05     Bran, Ltd.                          2,000,000   Extension of line of credit
1/12/05     Stewart A. Merkin, Esq.               203,750   Legal services
6/08/06     Settling Parties (see prospectus)   15,000,000  Settlement agreement
6-20-06     Bran Ltd.                            4,500,000  Finder's Fee - Mexico Distributor
6-27-06     Bran Ltd.                            5,000,000  Finder's Fee - Phillipines Distr.
7-17-2006   Wallace and Partners                 7,000,000  Legal Fees

* Number of shares reflects 1:80 reverse split effected in February, 2003 and a 4:1 stock dividend paid in November, 2003.

All of the foregoing shares were issued pursuant to exemptions available under Sections 3 and 4(2) of the Securities Act, as non- public transactions, effected without the use of an underwriter or the payment of any commission or fee.

                              EXHIBITS

Exhibit
Number    Description
-------   -----------

3.1 Articles Incorporation of Registrant filed with the State of Nevada on October 22, 1996 (1)

3.2       Bylaws of Registrant dated November 11, 1997 (1)

3.3 Amendment to Articles of Incorporation of Registrant filed with the State of Nevada on June 8, 2006

4.1       NonQualified Stock Option Plan Dated June 14, 2006 (2)

5.2       Opinion of Stewart A. Merkin, Esq.

10.5      Employment Agreement between Registrant and Paul
          Kravitz dated February 16, 2005 (3)

10.6      Employment Agreement between Registrant and
          Paul Mitchell dated February 16, 2005 (3)

10.7 Securities Purchase Agreements between Registrant and Investors dated respectively February 27, 2006 and April 21, 2006

10.8 Stock Purchase Warrant between Registrant and AJW Partners, LLC dated respectively
          February 27, 2006 and April 21, 2006

10.9 Stock Purchase Warrant between Registrant and AJW Offshore, Ltd. dated respectively
          February 27, 2006 and April 21, 2006

10.10     Stock Purchase Warrant between Registrant and
          AJW Qualified Partners, LLC dated respectively
          February 27, 2006 and April 21, 2006

10.11     Stock Purchase Warrant between Registrant and New
          Millennium Capital Partners II, LLC dated respectively February 27, 2006 and April 21, 2006

10.12 Callable Secured Convertible Note between Registrant and AJW Partners, LLC dated respectively
          February 27, 2006 and April 21, 2006

10.13 Callable Secured Convertible Note between Registrant and AJW Offshore, Ltd. dated respectively
          February 27, 2006 and April 21, 2006

10.14     Callable Secured Convertible Note between
          Registrant and AJW Qualified Partners, LLC dated respectively February 27, 2006 and April 21, 2006

10.15 Callable Secured Convertible Note between Registrant and New Millennium Capital Partners II, LLC dated respectively February 27, 2006 and April 21, 2006

10.16 Registration Rights Agreement between Registrant and Investors dated respectively February 27, 2006 and April 21, 2006

10.17     Secretary's Certificate dated respectively
          February 27, 2006 and April 21, 2006

10.18 Transfer Agent Instructions from Registrant to Investors dated respectively February 27, 2006 and April 21, 2006

14.1      Code of Ethics (4)

21.1      Subsidiaries of Registrant (4)

23.1      Consent of Stark Winter Schenkein & Co., LLP

23.2 Consent of Stewart A. Merkin, Esq., Counsel for the Registrant, included in Exhibit 5.2

99.1      Settlement Agreement between Registrant and Global
          Healthcare Laboratories, Inc. and Dan L. Williams & Co., Inc. dated March 31, 2006 (4)

  (1)   Previously filed as an exhibit to our Registration
        Statement on Form 10SB filed on January 26, 2000

  (2)   Previously filed as an exhibit to our Registration
        Statement on Form S-8 filed on June 14, 2006

  (3) Previously filed as an exhibit to Form SB-2/A filed on May 23, 2005

  (4) Previously filed as an exhibit to Form SB-2 filed on January 18, 2005

                           UNDERTAKINGS

A. Rule 415 Offering

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Request for Acceleration of Effective Date. We hereby request the acceleration of the Effective Date hereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our Company of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Boca Raton, Florida, on August 25, 2006.

Med Gen, Inc.



By:/S/Paul S. Mitchell             By: /S/Paul B. Kravitz
   ---------------------------         --------------------------
   Paul S. Mitchell                    Paul B. Kravitz
   President                           Chief Executive Officer
   Chief Operating Officer             Secretary
   Treasurer





                             POWER OF ATTORNEY

The officers and directors of Med Gen, Inc., whose signatures appear below, hereby constitute and appoint Stewart A. Merkin, Esq., their true and lawful attorney and agent, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of Med Gen, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorney and agent should do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement.

   Signature                   Title                  Date
   ---------                   -----                  ----

/s/ Paul S. Mitchell   President, Chief
---------------------  Operating Officer, Treasurer   August 25, 2006
Paul S. Mitchell


/s/ Paul B. Kravitz    Chief Executive Officer,
---------------------  Secretary                      August 25, 2006
Paul B. Kravitz


/s/ Jack Chien         Chief Financial Officer,       August 25, 2006
---------------------  Chief Accounting Officer
Jack Chien